UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.     )

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SPARTECH CORPORATION

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SPARTECH CORPORATION 120 S. Central Avenue, Suite 1700 Clayton, Missouri 63105-1705
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 11, 2009
DEAR FELLOW SHAREHOLDER:
     I cordially invite you to attend the 2009 Annual Meeting of Shareholders of Spartech Corporation to be held at 8 a.m. CST on Wednesday, March 11, 2009, at the Sheraton Clayton Plaza Hotel, 7730 Bonhomme Avenue, Saint Louis, MO 63105. At the Annual Meeting, shareholders will be asked to consider proposals:
1.	To elect three directors to serve for one-year terms;

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year; and

3.	To approve amendments to the Company’s 2004 Equity Compensation Plan.
     These proposals are described in detail in the accompanying Proxy Statement. Please read it carefully.
     Your vote is important. Whether or not you plan to attend the meeting, please ensure that your shares are represented at the meeting by promptly completing your proxy and returning it in the enclosed envelope.

Sincerely,

Myles S. Odaniell
St. Louis, Missouri	President and
February 8, 2009	Chief Executive Officer
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 11, 2009.
Copies of the enclosed Proxy Statement for the 2009 Annual Meeting and the 2008
Annual Report to Shareholders are also available on the Company’s Web site at
www.spartech.com under the “Investor Relations” tab.

OUTSTANDING SHARES AND VOTING PROCEDURES
ELECTION OF DIRECTORS
BOARD OF DIRECTORS
MEETINGS
COMMITTEES
INDEPENDENCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS
CODE OF ETHICS
COMPENSATION OF DIRECTORS
DIRECTOR COMPENSATION TABLE
DIRECTOR NOMINATIONS
COMMUNICATION WITH DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION OF EXECUTIVE OFFICERS
GRANTS OF PLAN-BASED AWARDS TABLE
OUTSTANDING EQUITY AWARDS AT NOVEMBER 1, 2008
OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2008
NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2008
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
SECURITY OWNERSHIP
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
PROPOSAL TO AMEND THE COMPANY’S 2004 EQUITY COMPENSATION PLAN
PROPOSALS OF SHAREHOLDERS

SPARTECH CORPORATION
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 11, 2009
To Our Shareholders:
     Spartech Corporation is soliciting the enclosed proxy on behalf of its Board of Directors for use at the Company’s 2009 Annual Meeting of Shareholders. This Proxy Statement and form of proxy solicited hereby are being sent or delivered to shareholders of the Company beginning on or about February 8, 2009.
     Any shareholder giving a proxy has the right to revoke it by notifying the Secretary of the Company of such revocation, in writing, at any time before its exercise. Execution or revocation of a proxy will not in any way affect the shareholder’s right to attend the Annual Meeting and vote in person.
     The Board of Directors selected the persons named in the accompanying proxy, who have advised the Company that they intend, if no contrary instructions are given, to vote the shares represented by all properly executed and unrevoked proxies received by them FOR the Board of Directors’ nominees for director, FOR proposal 2 and FOR proposal 3 as set forth in the Notice of Annual Meeting of Shareholders, and on any other matter which may come before the Annual Meeting in accordance with their best judgment.
     All expenses for the preparation and mailing of this Proxy Statement and form of proxy will be paid by the Company. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies in person or by telephone. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred by them in transmitting proxy materials to the beneficial owners of the Company’s common stock.
     A copy of Spartech’s Annual Report to Shareholders for the fiscal year ended November 1, 2008 accompanies this Proxy Statement.
OUTSTANDING SHARES AND VOTING PROCEDURES
     The Board of Directors has fixed the close of business on February 3, 2009 as the record date to determine who is entitled to receive notice of and to vote at the Annual Meeting. There were 30,738,927 shares of Common Stock, $0.75 par value per share, outstanding on the record date, each entitled to one vote. Only shareholders of record at the close of business on the record date are entitled to receive notice of and to vote at the Annual Meeting and at any and all adjournments thereof.
     A majority of the outstanding shares of common stock must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum.
     With respect to Proposal 1, the election of directors, a plurality of the votes cast at the Annual Meeting is required, which means that the three nominees who receive the largest number of votes cast are elected as directors. Abstentions and broker non-votes will have no effect on the election.
     Proposal 2, to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions will be counted in the tabulations of the votes cast, and will therefore have the same effect as negative votes; however broker non-votes will not be counted for the purpose of determining whether the proposal has been approved.
     Proposal 3, to approve an amendment to the Company’s 2004 Equity Compensation Plan extending the term of the Plan and increasing the number of shares available for issuance under the Plan, requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions will be counted in the tabulations of the votes cast, and will therefore have the same effect as negative votes; however broker non-votes will not be counted for the purpose of determining whether the proposal has been approved.

PROPOSAL 1
ELECTION OF DIRECTORS
     The Board of Directors consists of nine directors. Prior to this Annual Meeting, the Company’s nine directors were divided into three classes, with each director holding office for a term of three years. Pursuant to an amendment to Article III, Section 1 of the Company’s Bylaw’s effective March 12, 2008, beginning with this Annual Meeting the Board will be declassified over a period of not more than three years, so that when the amendment is fully phased in the Company’s nine directors will serve for one year terms and be subject to annual election by the shareholders. The phase-in schedule is as follows:
•	At this 2009 Annual Meeting, three directors will be elected for one-year terms, to succeed the three Class A directors whose terms expire in 2009.

•	At the 2010 Annual Meeting, six directors would be elected for one-year terms, to succeed the three Class B directors whose terms expire in 2010 as well as the three directors elected in 2009.

•	At the 2011 Annual Meeting, all nine directors would be elected for one-year terms, to succeed the three Class C directors whose terms expire in 2011 as well as the six directors elected in 2010; and thereafter, all directors would be elected for one-year terms.
     As such, the shareholders will elect three directors at this Annual Meeting, each to hold office until the Annual Meeting of Shareholders in 2010.
     Based on the recommendation of the Governance Committee, the Board of Directors has nominated current directors Victoria M. Holt, Walter J. Klein, and Craig A. Wolfanger to be reelected as directors of the Company.
The Board of Directors unanimously recommends a vote
FOR the Board of Directors’ nominees (Item 1 on the Proxy Card).

BOARD OF DIRECTORS
     Listed below are the members of the Company’s Board of Directors, including the nominees for election to the Board, with certain information about each of them including their principal occupations for the last five years:

		Director
Name, Age	Principal Occupation and Other Directorships	Since
Ralph B. Andy, 64	Mr. Andy became Chairman of the Board of the Company on January 2, 2008. He has been the Chairman and Chief Executive Officer of Pennatronics Corp., a provider of contract electronic manufacturing services, since 2000. Prior to his association with Pennatronics, Mr. Andy was founder, Chairman and Chief Executive Officer of Polycom Huntsman, Inc. His term as director expires at the 2011 annual meeting.	1998

Lloyd E. Campbell, 51	Mr. Campbell is a consultant with Spencer Stuart. Prior to joining Spencer Stuart, Mr. Campbell was a Managing Director of Rothschild, Inc. as well as a member of that firm’s Investment Banking Committee. Prior to joining Rothschild in June 2001, Mr. Campbell was a Managing Director and the Head of the Private Finance Group at Credit Suisse First Boston. Mr. Campbell also serves on the boards of directors of The Guardian Life Insurance Company of America and Argyle Security, Inc., a provider of services and solutions in the physical electronic security industry. His term as director expires at the 2011 annual meeting.	2002

Edward J. Dineen, 54	Mr. Dineen is President, Chemicals for LyondellBasell Industries, a global manufacturer of chemicals and polymers, and a member of its Management Board. Mr. Dineen has held a series of senior executive positions with Lyondell since 1998. Prior to joining Lyondell, he was with Arco Chemicals for over 20 years. His term as director expires at the 2010 annual meeting.	2006

Victoria M. Holt, 51	Ms. Holt is Senior Vice President, Glass and Fiber Glass, for PPG Industries, Inc., a global manufacturer of coatings, chemicals and glass products. Prior to joining PPG in January 2003, she was Vice President of Performance Films for Solutia, Inc. Ms. Holt began her career at Solutia’s predecessor, Monsanto Company, where she held various sales, marketing, and global general management positions. She currently stands for re-election.	2005

Walter J. Klein, 62	Mr. Klein is a CPA and from 1992 until April 2002 was Vice President, Finance for Stepan Company, a specialty chemicals company listed on the New York Stock Exchange. He brings more than 20 years of industrial and financial expertise to the Board. He also serves on the board of directors of Argyle Security, Inc., a provider of services and solutions in the physical electronic security industry. He currently stands for re-election.	2003

		Director
Name, Age	Principal Occupation and Other Directorships	Since
Pamela F. Lenehan, 56	Ms. Lenehan has been President of Ridge Hill Consulting, LLC, a strategy and financial consulting firm, since June 2002. From September 2001 until June 2002, she was self-employed as a private investor. From March 2000 until September 2001, Ms. Lenehan was Vice President and Chief Financial Officer of Convergent Networks, Inc., a manufacturer of switching equipment. She also serves on the boards of directors of Monotype Imaging Inc., a provider of font and imaging software for consumer electronics devices, National Mentor Holdings, a provider of services to individuals with intellectual and developmental disabilities, at-risk youth, and individuals with acquired brain injury, and The Center for Women & Enterprise, a non-profit organization. Her term as director expires at the 2010 annual meeting.	2004

Myles S. Odaniell, 49	Mr. Odaniell became President and Chief Executive Officer and a director of the Company on January 2, 2008. From June 2003 to February 2006 he was Executive Vice President, Plastics and Petroleum, of Chemtura Corporation (formerly Crompton Corporation); from 2005 to 2006 he was also Chemtura’s Executive Vice President, Performance Chemicals. From 1999 to 2002, Mr. Odaniell was President, Coatings and Performance Chemicals, of Cytec Industries, Inc. (formerly American Cyanamid) and President, Cytec, Latin America. His term as director expires at the 2010 annual meeting.	2008

Jackson W. Robinson, 66	Mr. Robinson was Chairman of the Board of the Company from May 2005 to January 2, 2008. He is also the President and Chief Investment Officer of Winslow Management Company, LLC, having held that position since 1983. Mr. Robinson is also a director Jupiter European Opportunities Trust PLC. His term as director expires at the 2011 annual meeting.	1993

Craig A. Wolfanger, 50	Mr. Wolfanger has been President and Chief Executive Officer of Raptor Partners LLC, an investment banking firm, and its predecessor Raptor LLC since March 2005. Prior to that, he was an investment banker with Kidder, Peabody & Co. Incorporated, Alex. Brown & Sons Incorporated and Parker/Hunter Incorporated. He currently stands for reelection.	2001
MEETINGS
     Pursuant to the Corporate Governance Standards of the New York Stock Exchange, the Board holds regularly scheduled executive sessions without management, and at least annually schedules an executive session with only independent directors. Mr. Andy, as Chairman of the Board, presides over these sessions.
     The Board of Directors held 6 formal meetings during fiscal 2008. Every director attended at least 75% of the aggregate number of formal meetings of the Board and the committees on which the director served which were held while he or she was a director.
     Because the Company schedules its spring meeting of the Board of Directors in conjunction with the Annual Meeting of Shareholders, the Company’s directors are expected to and normally do attend each Annual Meeting. Eight of the nine members of the Board of Directors attended the Annual Meeting of shareholders held in 2008.
COMMITTEES
     The Board of Directors has three standing committees, Audit, Compensation and Governance. The Board has determined that all members of each of these committees are “independent” under the NYSE Corporate Governance Standards and the Company’s Director Independence Policy.

     Each of these committees has a written Charter setting forth its duties, responsibilities and authority as assigned by the full Board. Each Charter is posted in the Investor Relations/Corporate Governance section of the Company’s website, www.spartech.com, and a printed copy will be provided to any shareholder on request.
     Audit Committee. The Audit Committee consists of Mr. Campbell, Mr. Klein (Chair), Mr. Wolfanger. It met eight times during fiscal 2008. The Audit Committee’s principal responsibilities are to appoint the independent registered public accounting firm to audit the Company’s financial statements and perform other services related to the audit, to review the scope and results of the audit with the independent registered public accounting firm, to review with management and the independent registered public accounting firm the Company’s interim and year-end operating results, to oversee the external reporting by the Company, to consider the adequacy of the internal accounting and auditing procedures of the Company, to evaluate the objectivity of the internal auditors and the independence of the independent registered public accounting firm, and to approve and review any non-audit services to be performed by the independent registered public accounting firm. The Board has determined that the Audit Committee’s Chair, Mr. Klein, qualifies as an “audit committee financial expert” under the NYSE Corporate Governance Standards.
     Compensation Committee. The Compensation Committee consists of Mr. Dineen, Ms. Holt, Mr. Wolfanger and Ms. Lenehan (Chair). The Committee met eight times during fiscal 2008. Its principal responsibilities are to establish, and at least annually, review the compensation package for the Chief Executive Officer; to review, make suggestions on, and approve the compensation packages for all other executive officers; to review the financial terms of any other employment arrangement providing for base salary and target bonus of more than $250,000 per year; and to approve the annual awards under our equity compensation programs.
     Governance Committee. The Governance Committee consists of Mr. Campbell (Chair), Mr. Dineen, Ms. Holt and Mr. Robinson. It met two times during fiscal 2008. The Governance Committee’s principal responsibilities are to ensure that the Company is governed in an appropriate manner, to ensure that the membership of the Board continues to have a high degree of quality and independence by performing the functions generally carried on by a nominating committee, to review and make recommendations to the Board as to the appropriate amount and form of compensation for non-employee directors, and to ensure that any future change of control of the Company would occur, if at all, only on terms fair to the Company’s shareholders.
INDEPENDENCE
     The listing standards of the New York Stock Exchange include a set of Corporate Governance Standards applicable to NYSE listed companies. Among other things, the NYSE Corporate Governance Standards require a majority of the Board and all members of the Audit, Compensation and Governance Committees to be “independent” as defined by the NYSE. Pursuant to the NYSE Corporate Governance Standards, the Board has adopted a set of Corporate Governance Guidelines setting forth certain internal governance policies and rules as well as a Director Independence Policy implementing the NYSE director independence requirements. The Corporate Governance Guidelines and Director Independence Policy are set forth in the Investor Relations/Corporate Governance section of the Company’s website at www.spartech.com, and a printed copy will be provided to any shareholder on request.
     The Board has determined that all of the Company’s directors other than Mr. Odaniell meet all applicable independence standards and therefore qualify as “independent” directors.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During fiscal 2008, the Compensation Committee of the Board of Directors was composed of Mr. Dineen, Ms. Holt and Ms. Lenehan, none of whom was or is an officer of the Company and none of whom had or has any relationship requiring disclosure under the rules of the Securities and Exchange Commission.
CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS
     As a matter of practice, the Company generally does not engage in material transactions with related parties; however, the Director Independence Policy requires directors to disclose to the Governance Committee any relationship or transaction with a “related person” with respect to the Company which may be required to be publicly disclosed under the rules of the Securities and Exchange Commission. The Governance Committee must then review the transaction and approve or disapprove it taking into account all relevant factors including, in the case of a director, the recommendations of the Company’s General Counsel as to whether it could affect the director’s independence. Company policy requires executive officers to make corresponding disclosures. During fiscal 2008 there were no related-party transactions that required disclosure pursuant to SEC rules.
CODE OF ETHICS
     The Company has adopted a Code of Ethics for its Chief Executive Officer and Senior Financial Officers. It has posted the Code of Ethics on its website and intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting such information on its website. The Company also has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees. Both Codes are posted in the Investor Relations/Corporate Governance section of the Company’s website, www.spartech.com, and a printed copy will be provided to any shareholder on request.
COMPENSATION OF DIRECTORS
     The compensation of the Company’s directors is determined by the Governance Committee subject to approval by the entire Board.
     Since January 1, 2007, the Company has paid each non-management director, except for Mr. Andy, a base annual fee of $65,000, plus additional base annual fees of $10,000, $7,500 and $7,500 for the members (including the Chairs) of the Audit, Compensation and Governance committees, respectively. The Company also pays the Chairs of the Audit, Compensation and Governance committees additional fees of $10,000, $7,500 and $2,500 respectively. Based on the directors’ belief that attendance at meetings is expected as part of Board and Committee service, the Company does not pay fees for attendance at Board or committee meetings, but it does pay or reimburse the directors’ expenses incurred in attending meetings.
     Each non-management director, except for current and former Board chairmen, also receives an annual award of shares of restricted stock having a value of $50,000 based on the closing market price of the Company’s common stock on the date of grant, or if the grant date is not a trading day, the last previous trading day. Mr. Robinson, a former Chairman, received an annual award of restricted stock with a value of $60,000 while he was chairman. Restricted stock is common stock awarded subject to certain restrictions against transfer specified in the award agreement. Subsequent to Mr. Robinson’s fiscal 2008 award as former Board chairman, his yearly award will return to the standard Board member award.
     Mr. Andy’s Compensation. On January 2, 2008 the Board elected Mr. Andy as Chairman of the Board, replacing Mr. Robinson in that position. In lieu of all other cash and non-cash compensation for Mr. Andy for the remainder of 2008, 2009 and 2010, the Board agreed to grant Mr. Andy a one-time award of 69,882 shares of restricted stock, which had a value of $1,000,000 based on the January 2, 2008 closing market price of the Company’s common stock. One-third of these shares vested on the first trading day in January of 2009. The other two-thirds of the shares awarded will vest over the following two years, one-third on the first trading day in January of 2010 and one-third on the first trading day of January of 2011, and any unvested shares will be forfeited if Mr. Andy for any reason ceases to serve as Chairman; however, all unvested shares will immediately vest in the event of a “change in control” of the Company, which is defined and described under “Potential Payments upon Termination or Change in Control,” below.
     Director Stock Ownership Policy. The Board has adopted a Director Stock Ownership Policy. This Policy requires each non-management director to acquire and hold, within four years after the director is first elected to the Board (or by December 2010 for current directors), shares of Company common stock having an aggregate public market value of at least three times the director’s annual cash retainer for Board service. Under the current director compensation package, each director would be required to hold and retain at least $195,000 of Company common stock. Each director’s current stock ownership is shown in the table in the section captioned “Security Ownership.”

DIRECTOR COMPENSATION TABLE
The following table discusses Director Compensation for 2008:

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or	Stock		Non-Equity	Deferred
	Paid in	Awards	Option	Incentive Plan	Compensation	All Other
Name (1)	Cash (2)	(3)	Awards	Compensation	Earnings (4)	Compensation	Total
Ralph B. Andy	$25,833	$327,774	None	None	$1,864	None	$355,471

Lloyd E. Campbell	$105,000	$49,993	None	None	$1,864	None	$156,857

Edward J. Dineen	$80,000	$49,993	None	None	None	None	$129,993

Victoria M. Holt	$80,000	$49,993	None	None	$676	None	$130,669

Walter J. Klein	$97,500	$49,993	None	None	$1,864	None	$149,357

Pamela F. Lenehan	$92,500	$49,993	None	None	$1,240	None	$143,733

Jackson W. Robinson	$83,750	$60,006	None	None	$2,540	None	$146,296

Craig A. Wolfanger	$82,500	$49,993	None	None	$1,864	None	$134,357

(1)	Mr. Odaniell will receive no compensation for his service as a director other than his compensation as President and Chief Executive Officer of the Company.

(2)	Certain directors received additional compensation related to their participation in the President and CEO candidate search process: Mr. Campbell $20,000; Mr. Andy $12,500; Ms. Lenehan $12,500; and Mr. Klein $12,500.

(3)	The amounts reported in this column are the amounts expensed by the Company for the 2008 annual grant of restricted stock.

(4)	The amounts reported in this column are the grant date values of restricted stock units accrued as dividend equivalents pursuant to awards of restricted stock units originally granted to the directors in 2004 and 2005. Mr. Dineen, who joined the Board in 2006, holds no such units. Each restricted stock unit represents the right to receive one share of common stock one year after the director leaves the Board. The awards provide for additional units to be automatically granted on each dividend payment date; the number of additional units granted equals the total value of the dividends paid on a number of shares of common stock equal to the number of units held, divided by the closing price of the common stock on the dividend payment date. The amounts shown are based on dividend record dates occurring within fiscal 2008. Directors of the Company have no pension or other deferred compensation plan.

DIRECTOR NOMINATIONS
     The Governance Committee of the Board of Directors is responsible under its Charter for identifying and selecting qualified candidates for election to the Board at each annual meeting of the shareholders as well as to fill any vacancies on the Board. In addition, shareholders who wish to recommend a candidate for election to the Board may submit such recommendation to the Chairman of the Board of the Company at the address set out under “Communication With Directors,” below. Any recommendation must include name, contact information, background, experience and other pertinent information on the proposed candidate and must be received in writing by October 31, 2009 for consideration by the Governance Committee for the 2010 Annual Meeting.
     Although the Governance Committee is willing to consider candidates recommended by shareholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by security holders. The Committee believes that a formal policy is not necessary or appropriate because the Company has historically afforded representation on its Board to major, long-term shareholders on a case by case basis. For the past several years, the Company has not received any recommendations by shareholders for nominations to the Board.
     The Director Independence Policy requires that a person elected to the Board must qualify as an independent director if there are two or more non-independent directors already serving on the Board. The Governance Committee does not have any other specific minimum qualifications that must be met by a candidate for election to the Board of Directors in order to be considered for nomination by the Committee. In identifying and evaluating nominees for director, the Committee considers each candidate’s qualities, experience, background and skills, as well as any other factors which the candidate may be able to bring to the Board. The process is the same whether the candidate is recommended by a shareholder, another director, management or otherwise.
COMMUNICATION WITH DIRECTORS
     The Company has established procedures for shareholders or other interested parties to communicate directly with the Board of Directors. Such parties can contact the Board by mail at: Spartech Board of Directors, Attention: Ralph B. Andy, Chairman of the Board, c/o Pennatronics, P.O. Box 638, California, PA 15419. All communications made by this means will be received directly by the Chairman of the Board.
     With the unanimous approval of its independent directors, the Company has arranged for a third-party company, The Network, to provide an Ethics Hotline for employees, security holders and other interested parties to communicate concerns involving internal controls, accounting or auditing matters directly to the Audit Committee. The Company’s Ethics Hotline phone number is 800-886-2144 (U.S. and Canada) or 770-582-5285 (International). The Ethics Hotline can also be used to communicate other concerns to the Company’s management. Concerns can be reported anonymously, if the caller chooses.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
     This section describes Spartech’s compensation program for executive officers. The discussion focuses on the compensation program in effect for the 2008 fiscal year and compensation decisions made with respect to the compensation program. We address why we believe the program is appropriate for our Company and our shareholders, and we discuss the methodology for determining appropriate and competitive levels of compensation.
     Currently, Spartech has ten executive officers. These executives have the broadest job responsibilities and policy-making authority in the Company and are held accountable for the Company’s performance. Details of compensation for our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and the three other highest paid executive officers (collectively called the “named executive officers”) can be found in the tables in the section captioned “Compensation of Executive Officers”, below.
What person or group is responsible for determining the compensation levels of executive officers?
     The Compensation Committee of our Board of Directors determines compensation for the CEO. It also reviews, makes suggestions on, and approves the CEO’s recommendations for the compensation of all other executive officers. In making its decisions, the Committee reviews the performance of the Company based on information provided to all Board members, considers the performance of the individual executive officers, and confers with an independent compensation consultant to assess the competitive market for comparable executives.
     The Committee assesses the performance of the Company in part based on specific measures and targets established by the Committee and the Board of Directors. As Board members, they receive regular updates on our business priorities, strategies and results during which they interact with our executive officers. However, compensation decisions are not driven entirely by financial performance assessments. Committee members use their judgment and discretion in making compensation decisions that support our compensation objectives and align with our compensation principles, as discussed in more detail below.
     Management’s recommendations for fiscal 2008 compensation were determined in consultation with DolmatConnell & Partners, whom the Committee retained as its independent consultant in 2008. DolmatConnell & Partners advises the Committee on compensation matters directly relating to executive cash compensation, long-term incentives (LTI) and severance agreements. In particular, the Committee asked DolmatConnell & Partners to assess the competitive positioning of our compensation programs relative to an appropriate peer group and against published surveys of a large number of cross-industry companies. DolmatConnell & Partners also works for the Compensation Committee on an ongoing basis to review and assess current Spartech compensation relative to competitive compensation practices and compensation packages for any newly hired executive officers.
     Our CEO, CFO, Senior Vice President of Human Resources, and internal and external legal counsel are also involved in our executive compensation process. The CEO is responsible for:
•	reviewing the performance of his direct reports with the Committee;

•	recommending base salary increases;

•	establishing bonus targets for the performance-based bonuses;

•	establishing equity award levels for the long-term incentive plan;

•	establishing the short-term and long-term Company financial and non-financial performance goals that are used throughout the compensation plans; and

•	advising the Committee regarding the compensation program’s ability to attract, retain, and motivate the level of executive talent necessary to achieve continued success of the Company.
     The CFO is responsible for providing input on the financial targets for our Incentive Compensation Plan and for presenting data regarding the impact of the executive compensation programs on our financials.

     The Senior Vice President of Human Resources is responsible for providing internal data regarding current pay programs and equity grant information, as well as providing the Committee with performance appraisal information.
     Our internal and outside external legal counsel are involved in assessing and reviewing employment agreements, structuring long-term incentive plans, and ensuring compliance with SEC disclosure processes and regulations.
What are the Company’s overall management compensation principles?
     The Compensation Committee has established the following principles for compensating Company management:
Pay for performance — Compensation should reflect the performance of the Company over the last fiscal year (the short-term) as well as over a longer period. In the short-term, compensation will reflect the extent to which goals are missed, met, or exceeded, taking into consideration individual ability to influence results. In the long term, the value delivered under equity-based programs will be driven largely by the performance of our share price and total shareholder return, both intrinsically and in comparison to other companies in our industry;
Support business strategy — Compensation programs should be aligned with business strategies focused on long-term growth and creating value for shareholders;
Pay competitively — Overall target compensation, which is compensation received when achieving expected results, should be in line with that of individuals holding comparable positions and producing similar results at other public corporations of similar size and industry; and
Focus on a total compensation perspective — All components of pay should be considered when making compensation decisions. These components include base salary, annual incentives, long-term incentives, benefits and perquisites.
     Over time, we believe our approach will help us to develop and retain talented managers who are committed to our success and to achieving superior performance.
What are the Company’s executive compensation objectives?
     Consistent with our overall compensation principles, the Committee has established the following executive compensation objectives to help facilitate the Company’s long-term success:
Drive superior performance — Encourage leaders to achieve and exceed our performance targets, both Company-established and relative to peer groups;
Focus on long-term success — Provide a significant portion of executives’ compensation through programs linked to our long-term success as incentives to help maximize shareholder return; and
Retain key executives — Retain those executives who have demonstrated superior talent and performance and whose continued employment is crucial to our success and growth.
How do we determine executive pay?
     The Committee’s compensation philosophy is to target the 50th percentile in the marketplace, plus or minus approximately 15%. In the judgment of the Committee members, based on data provided by DolmatConnell & Partners, our compensation for the executive officer team is within the range of the 50th percentile and consistent with our philosophy and target.
     For fiscal 2008, we benchmarked all significant elements of total direct compensation — base salary, bonus, total cash compensation, and all forms of long-term incentives — to the competitive marketplace, and in particular to a peer group of companies. Our peer group with respect to compensation decisions made for fiscal 2008 consisted of 16 companies selected by the Committee in consultation with DolmatConnell & Partners. The Committee considered several factors, including:

▪	Similar revenue and market capitalization size;

▪	Operation in the plastics, or another similar, related industry;

▪	Generally overlapping labor market for recruiting top talent; and

▪	Status as a publicly-traded, U.S.-based corporation.
The peer group is made up of the following 16 firms:

A. Schulman, Inc.	AEP Industries, Inc.	Albermarle Corp.
AptarGroup, Inc.	Bemis Co., Inc.	Ferro Corporation
Georgia Gulf Corporation	Myers Industries, Inc.	PolyOne Corp.
Rock-Tenn Co.	Rockwood Holdings, Inc.	RPM International, Inc.
Tredegar Corp.	Trex Co., Inc.	Sonoco Products Co.
The Valspar Corp.
     From 2007 to 2008, five peer group firms (Atlantis Plastics, Cytec Industries, Inc., Intertape Polymer Group, Inc., and ICO, Inc., and Wellman Inc.) were removed from the peer group, and one peer group firm was added (AptarGroup, Inc,).
     DolmatConnell & Partners also provided the Committee with data from broad-based, cross-industry surveys for comparative purposes as an additional resource for its 2008 executive compensation decisions. The survey data is used in conjunction with peer group data to offer a more complete set of data for benchmarking executive compensation.
What are the elements of executive compensation (what), why do we use these elements (why), how are the elements’ values determined (how determined), and if applicable, what are the mechanics of each program (program mechanics)?
          Short-Term Compensation Elements
     We believe that it is necessary to provide short-term compensation elements, because short-term incentives provide an immediate benefit paid in cash based on the achievement of immediate results, thereby promoting the achievement of short-term goals.
Base Salary
What: Base salary is annual fixed compensation and is a standard element of compensation necessary to attract and retain talent.
Why: Base salary represents the payment for a satisfactory level of individual performance as long as the employee remains employed with the Company.
How Determined: Base salary is set at the Committee’s discretion on an annual basis, primarily based on individual factors, such as position, salary history, individual performance, an individual’s time in that position, placement within the general salary range for the position, and competitive market conditions. The Committee budgets annual increases in accordance with broader market trends. The Committee also looks at the competitive marketplace and Company performance in setting aggregate salary increases. In fiscal 2008, the base salary amount was also benchmarked for reasonableness against the 50th percentile of peer group and market survey base salary data for comparable jobs.
Performance-Based Bonus
What: The performance-based bonus is an annual bonus opportunity with actual payouts contingent upon Committee-approved financial performance goals.
Why: A performance-based bonus focuses management on our short-term (one fiscal year) financial results in specific targeted areas determined at the beginning of each year.

How Determined: The percentage of base salary for each executive officer is set at the Committee’s discretion. For fiscal 2008, this amount was also benchmarked against the 50th percentile of bonus data for comparable jobs and responsibilities at peer group companies and in the broader market. Management sets performance targets and payout calculations in advance based on the annual business plan and such metrics as operating earnings, product sold, and net working capital as a percentage of sales. We pay out 100% of the target bonus if we achieve the target business plan results, which are not necessarily the amounts in our annual budget. The Committee also approves a scale for payouts above or below the target based on the perceived difficulty of achieving the targets; we design payouts above 100% to be self-funding from the increased earnings resulting from the higher performance results.
Program Mechanics: The potential payout range for fiscal 2008 for named executive officers was from 0% to 200% of target, with the payout based on achievement of performance targets. A multiplier is determined based on the level of performance target achievement. For the management group, other than the CEO, seventy (70%) percent of the amount is paid as calculated based on previously established financial goals. All or a portion of the remaining 30% calculated amount is paid based on an evaluation of the officer’s leadership and support with respect to the Company’s Oracle implementation. For the CEO performance based bonus, thirty (30%) percent of his target bonus (24% of base salary) is based on an evaluation of his leadership and support with respect to the Company’s Oracle implementation. The remaining 70% of target bonus (56% of base salary) is based on achieving the same performance targets as those applicable to the named executive officers. The 2008 bonus criteria and results are described in footnote (6) to the Summary Compensation Table under “Compensation of Executive Officers,” below. For fiscal 2009, the potential payout range is similar to that of fiscal 2008.
          Long-Term Compensation Elements
     We believe that long-term compensation elements provide appropriate motivational tools to achieve certain, long-term Company goals. We employ a portfolio approach to long-term incentive compensation, including stock-settled stock appreciation rights (SSARs), time-vested restricted stock, and performance shares. Each of these three elements has different motivational objectives: SSARs drive better business performance by having value only when the stock price increases; performance shares motivate the achievement of performance goals; and time-vested restricted stock effectively facilitates the retention of top talent.
     Each year, the Committee approves a target dollar amount based on management’s recommendations and by benchmarking to industry/peer group data provided by management and by our compensation consultant; this amount is then allocated among the various compensation elements. We have designed our long-term incentive mix to balance SSARs, time-vested restricted stock, and performance shares at roughly 40%, 30%, and 30%, respectively, of each individual’s total targeted long-term incentive compensation, but the actual percentages may vary depending on individual factors
     Executives participate in our long-term compensation programs based on their ability to make a significant contribution to the Company’s financial performance, their level of responsibility, their ability to meet performance objectives, and their leadership potential. No executive is entitled to participate automatically based on title, position, or salary level.
Stock-Settled Stock Appreciation Rights (SSARs)
What: SSARs are grants which, upon exercise, give the holder the right to receive the net appreciation in market value of a specified number of shares of our common stock over a base price. Under our plans, the base price may not be less than the closing stock price on the award date. Upon exercise, the net appreciation over the base price is settled in an equivalent number of common shares valued on the exercise date. SSARs are similar to stock options but result in fewer shares outstanding because only a net number of shares are issued.
Why: SSARs motivate long-term increases (up to 10 years) in common stock market price, because if the stock price does not increase, the award has no value.

How Determined: The number of SSARs issued is based on the approved target dollar amount of SSARs to be awarded, divided by the value of one SSAR, which we determined to be the Black-Scholes value of an equivalent stock option on the grant date.
Program Mechanics: For fiscal 2008, the number of SSARs issued to each executive represented approximately 40% of the total target value of all LTI awards to that executive. The specific terms of the fiscal 2008 SSAR awards are described under “Compensation of Executive Officers,” below.
Time-Vested Restricted Stock
What: Time-vested restricted stock is Company common stock which cannot be sold or transferred during the vesting period.
Why: Time-vested restricted stock facilitates retention by providing guaranteed in-the-money value, unlike SSARs or options. In addition, time-vested restricted stock provides immediate alignment with shareholders through current stock ownership. The value of current stock ownership may rise or fall and therefore can be more effective and provide a more immediate retention tool than the possibility of long-term future rewards.
How Determined: The number of shares of time-vested restricted stock issued is based on the approved target dollar amount of restricted stock to be awarded, divided by the value of one share of time-vested restricted stock, which we assume is equal to determined to be the closing stock price on the grant date.
Program Mechanics: For fiscal 2008, the number of shares of time-vested restricted stock issued to each executive represented approximately 30% of the total target value of all LTI awards to that executive. The specific terms of the fiscal 2008 restricted stock awards are described under “Compensation of Executive Officers,” below.
Performance Shares
What: Performance shares are units that are convertible into shares of Company common stock based on stated performance goals set by the Committee for each award.
Why: Performance shares are designed to promote and reward superior medium-term (3-year) Company performance by using factors which cannot be measured reliably over a one-year period.
How Determined: The number of performance shares issued is based on the approved target dollar amount of performance shares to be awarded, divided by the value of one performance share. Because the value of a performance share is not directly related to current stock price, we have the unit value of the performance share awards determined by independent valuation. For fiscal 2008, we engaged Deloitte & Touche to perform this valuation.
Program Mechanics: The performance standard we selected for performance share awards issued in fiscal 2008 was our “total return to shareholders” over the 2008, 2009 and 2010 fiscal years, compared to the total return over the same period to shareholders of our 16-firm peer group. The value of the award can exceed the target value if Company performance over that period exceeds that of other companies in the specified performance group; if Company performance over that period lags that of the companies in the performance group, the award value decreases or can become zero.
For fiscal 2008, the number of performance shares awarded to each executive represented approximately 30% of the total target value of all LTI awards to that executive. The specific terms of the fiscal 2008 performance share awards, including the method of calculating “total return to shareholders” and the eventual payout amount for these awards, are described in more detail under “Compensation of Executive Officers,” below.
          Benefit Plans
     We offer benefit plans to our executive officers as a competitive measure in order to attract and retain top talent.
401(k), Life Insurance, and Medical Benefits

All Company employees, including the executive officers, are eligible to participate in 401(k), life insurance, and medical benefits plans. The terms of such benefits for our executive officers are the same as those for all Company employees.
Deferred Compensation
What: Deferred compensation consists of annual defined contributions into a non-qualified executive retirement plan.
Why: This provides high-level employees with a partial substitute for our lack of a defined benefit retirement plan and contribution limits on 401(k) Plan contributions. We have no defined benefit plan, and we wish to remain competitive in the industry by providing a retention tool and retirement benefit without incurring the significant costs of a supplemental executive retirement plan or a traditional pension plan.
How Determined: The Committee reviews the plan in conjunction with its compensation consultant as a component of the total compensation program. Under the deferred compensation program, we credit 10% of the cash compensation of each participating executive for the preceding calendar year, up to $30,000, to a deferred compensation account for the executive. We select the funds in the portfolio, but the executive selects the funds in which to invest. Subject to specified vesting requirements, the value of an executive’s account is paid out upon termination of the executive’s employment.
Program Mechanics: More information about the Deferred Compensation Plan and the named executive officers’ accounts is provided under “Compensation of Executive Officers,” below.
          Perquisites
     We offer certain perquisites to our executive officers as a competitive measure in order to attract and retain top talent.
Leased Car / Auto Allowance
What: The auto allowance is an annual allowance provided to executives for the costs associated with maintaining an automobile.
Why: An auto allowance provides an additional perquisite to executives to provide competitive compensation without increasing base salaries. Company vehicles/car allowances are commonly provided to senior executives as well as sales personnel.
How Determined: For leased cars, the compensation amount is based on the value of personal use per IRS rules. For a car allowance, we set the amount to approximate the average total cost of financing, maintaining and operating an automobile reasonably appropriate to the executive’s position.
Program Mechanics: For fiscal 2008, the car allowance was $850/month and the business use of the car was reimbursable at a rate equal to 50% of the standard IRS mileage rate. Our CEO does not receive a car allowance.
Medicare Tax Gross-Up
What: The Medicare tax gross-up is a cash payment that is equal to the 1.45% Medicare Tax on deferred compensation contributions and income from personal use of Company cars.
Why: It preserves the full value of non-cash employee benefits and helps the executive avoid having to make out-of-pocket cash payments for non-cash benefits.
How Determined: The Committee reviews the gross-up in conjunction with its compensation consultant as a component of the total compensation program. The actual gross-up is determined via mathematical formula that calculates the percentage that will be grossed up to the executive based on the tax rate.
Program Mechanics: Because all executives already pay the maximum Social Security tax, the 1.45% Medicare tax is the only tax for which we make this payment.

Severance Agreements
What: Severance and change in control agreements are designed to protect executives in the event of certain termination events.
Why: They provide security for executives against sudden or arbitrary termination and help promote retention of high performing individuals. They also assist in recruiting and retaining key employees by providing competitive arrangements.
How Determined: The provisions of each severance agreement are determined by analysis of peer group/market trends and practices and are set at competitive levels with industry practice.
Program Mechanics: We have entered into severance and non-competition agreements to provide compensation to eligible executives whose employment is terminated involuntarily under certain circumstances. In January 2008, we entered into an agreement with our CEO upon his employment. In September 2008, the agreements with other executive managers were amended under terms and conditions similar to the CEO. Our plans or LTI awards may also provide payments or benefits in the event of the termination of employment or a change in control of the Company. The financial terms of these agreements as well as other provisions effective upon severance or a Change in Control are discussed in detail under “Potential Payments upon Termination or Change in Control,” below.
How do our decisions regarding each element affect decisions regarding the other elements?
     The Committee considers total cash and equity compensation when setting the compensation of executive officers. In doing so, the Committee considers the retention value of the long-term equity currently held by the executive and the impact that retirement or voluntary termination would have on the executive. Based on this review, the Committee may decide to adjust one or more elements of an executive’s total compensation. The Committee aims to provide competitive total direct compensation and assesses an executive’s total compensation package when looking at the executive’s competitive standing relative to the market.
     Additionally, the Committee seeks to provide a competitive compensation mix, with discretion depending on factors deemed relevant to the Committee, such as individual performance, internal equity, historical pay practices, etc. Certain compensation decisions may specifically affect other elements of compensation. For example, because potential bonus payouts and deferred compensation allocations are based on the executive’s base salary, increases in base salary also increase the amount of potential bonus payouts and deferred compensation contributions for which executives are eligible. Additionally, we employ a portfolio approach to long-term incentive compensation, including SSARs, time-vested restricted stock, and performance shares. Each of the three tools provides different motivational attributes that we believe appropriately motivate and retain top talent.
What were the results of the decisions made with regard to executive compensation for fiscal 2008?
▪	The Committee approved executive base salary increases for fiscal 2008 which were deemed to be competitive and consistent with the performance of the executive team and general market conditions.

▪	The Committee reviewed and DolmatConnell & Partners made recommendations to the Committee to update the peer group previously used in fiscal 2007. The Committee ultimately approved a 16-company peer group of plastics or chemical industry firms of generally similar size compared to Spartech, to be used for both benchmarking and performance share plan purposes during fiscal 2008. From 2007 to 2008, five peer group firms were removed from the peer group and one peer group firm was added, due to the Committee’s assessment that these firms were in an overlapping labor market for recruiting top talent and were appropriate comparator firms. Compensation analyses used this 16-company peer group during 2008, and the performance group used for fiscal 2008 performance share awards was the same as the 16-company compensation peer group. The composition of this peer group will be reviewed annually.

▪	The Committee approved target bonus levels for fiscal 2008 that were at the same percentage levels of salary as target bonuses for fiscal 2007. However, in the interest of aligning our pay-for-performance metrics with our competitors, for 2008 we reduced the maximum potential bonus from 300% to 200% of target. The Committee determined that the performance targets for the 2008 bonus were reasonable and related to our historical performance, including comparisons with our peer group and other related companies.

▪	In the interest of aligning the interests of management with the interests of shareholders, in May 2008, the Board of Directors increased participation in the executive stock ownership guidelines to include all Spartech vice presidents including those not designated as executive officers.

▪	The Committee approved a one-time restricted stock grant in May 2008 to Michael Marcely, our Vice President of Planning and Financial Analysis, with a grant date value of $10,000, in connection with his change in position and responsibilities. This one-time grant was deemed appropriate and consistent with levels of compensation for his new position.

▪	The Committee approved amendments to the terms of equity award forms in light of the effects of certain events, including resignation and retirement, on the vesting and exercisability of various equity awards. As of May 2008, our terms of equity award forms now accomplish the following:
o	Employees who voluntarily resign will have up to 60 days after their resignation to exercise any vested SSARs;

o	The qualification for retirement changed from age 60 to a combination of age plus years of service equal to 65;

o	Upon an employee’s retirement, any unvested SSARs or restricted stock will be forfeited;

o	The period during which an award is subject to forfeiture if the recipient engages in activities competitive with or detrimental to the Company is extended from one year after termination of employment to the entire remaining term of the award; and

o	Deletes the provision for forfeiture of vested SSARs and performance shares in the event that a Retired employee engages in activities inconsistent with retirement.
The Committee determined that these changes better aligned our equity award terms with the marketplace.
What decisions did the Committee make with regard to CEO Compensation in fiscal 2008?
▪	On January 2, 2008, the Board appointed Myles S. Odaniell to the position of President and Chief Executive Officer, and also elected him a director of the Company. The Company entered into an offer letter agreement and a severance and non-competition agreement with Mr. Odaniell, both effective upon commencement of his employment. Based on recommendations from DolmatConnell & Partners as to CEO compensation in our peer group, the Compensation Committee approved an annual base salary of $650,000 for Mr. Odaniell and a target bonus for 2008 equal to 80% of his base salary. Consistent with the terms of the bonuses for our other executive officers, the actual bonus payout was determined based on the achievement of the specified 2008 performance metrics, with a specified range from 0% to 200% of the target. 30% of the amount was awarded based on the Board’s evaluation of Mr. Odaniell’s leadership and support with respect to the Company’s Oracle implementation. In addition, as hiring and retention incentives and to encourage Mr. Odaniell’s long-term investment in the Company, the Committee granted Mr. Odaniell long-term equity awards with a total target value of $1,500,000, consisting of $500,000 in SSARs (priced at the Black-Scholes value on the grant date), $625,000 in time-vested restricted stock (priced at the NYSE closing price of the common stock on the grant date), and $375,000 in performance shares (priced at the independently appraised value on the grant date), all on the same vesting schedule and other terms provided in our standard 2007 award forms. Mr. Odaniell’s severance agreement provides that in the event of his termination without cause, he would be entitled to 24 months of salary continuation and payment of two times his average annual bonus awarded for the three fiscal years ended prior to termination; however, if the termination were to occur within 24 months of a change in control, Mr. Odaniell would receive an additional six months of salary continuation and an additional one-half times his average annual bonus. The other terms of his severance agreement are generally consistent with the severance agreements previously entered into by our other named executive officers, as described under “Potential Payments Upon Termination or Change in control,” below, except for the elimination of the tax gross-up provision.
What decisions has the Committee made with regard to executive compensation for fiscal 2009?

     Executive Officer Salaries
     Effective January 1, 2009, the Compensation Committee increased Mr. Marcum’s base salary from $250,000 to $290,000 based upon a study of market and industry related data. The Compensation Committee has determined that there will be no other increases in the annual base salaries of executive officers for at least the first six months of 2009 in response to the downturn in business and market conditions. The Compensation Committee will reevaluate the executive officers’ base salaries in the second half of 2009.
     Executive Bonus Plan
     Under the Company’s Executive Bonus Plan, cash awards may become payable to the named executive officers based on the Company’s achievement of specified performance goals set annually by the Compensation Committee. For fiscal 2009, the Committee has established the following target percentages: Mr. Odaniell — 80%, Mr. Martin — 60%, Mr. Ploeger — 60%, Mr. Marcum — 60%, and Mr. Marcely — 40%. In addition, for each fiscal year, the Committee establishes in advance one or more quantitative Company-wide performance measures, and the weighting of each. For 2009, the Committee has established the performance measures as earnings before interest, taxes, depreciation and amortization (“EBITDA”) (45% weighting), net working capital as a percent of sales (20% weighting), and individual objectives (35% weighting).
     The Committee also establishes a target amount for each performance measure at which the bonus payout is 100%, and a sliding scale above and below the target providing for greater or lesser payouts, with a maximum of 200% of the target and a minimum of zero, depending on the extent to which Company performance exceeds or falls short of the target.
     Long-Term Incentive Plan
     Effective January 27, 2009, the Committee approved the following grants to the named executive officers pursuant to the Company’s LTI:

	Shares of
	Restricted		Performance
	Stock	SSARs	Shares
Mr. Odaniell	48,750	107,250	39,000
Mr. Martin	16,250	35,750	13,000
Mr. Ploeger	16,250	35,750	13,000
Mr. Marcum	10,875	23,925	8,700
Mr. Marcely	6,900	15,180	5,520
Dolmat-Connell & Partners made recommendations to the committee and the committee ultimately approved an 18-company peer group of plastics or chemical industry companies of generally similar size compared to Spartech, to be used for both benchmarking and performance purposes. This 18-company peer group added three companies and deleted one company from the 2008 16-company peer group. Compensation analyses will use this new 18-company peer group going forward, and the performance group used for fiscal 2009 performance share awards will be the same as the 18-company compensation peer group. The composition of this peer group will be reviewed annually.
Does the Company have stock ownership guidelines for executive officers and directors?
     We have adopted stock ownership guidelines for both our executive officers and our directors. We believe it is important to align the interests of executive officers and directors with the interests of shareholders. The stock ownership guidelines for executive officers apply to all executive officers and all vice presidents of our principal operating divisions. To be in compliance with the guidelines, a covered officer must acquire and maintain ownership of Company common stock having an aggregate value at least equal to the specified multiple of the officer’s base salary:

Chief Executive Officer	3.0 x base salary
Executive Vice Presidents	2.0 x base salary
Other Vice Presidents	1.0 x base salary

     During any period of time that a covered officer’s ownership is below the applicable guideline, the officer must retain ownership of at least 50% of any net shares of Company common stock acquired by the officer pursuant to the vesting, payout or exercise of any stock-based compensatory award granted after the approval of the guidelines. For this purpose, “net” means after subtracting any shares sold or surrendered to pay taxes or to pay any required exercise price. Shares owned by the officer or members of the officer’s immediate family and shares held for the benefit of the officer under an employee benefit or retirement plan are counted towards attaining the required investment level. Restricted stock also counts towards calculating ownership levels. Stock options and SSARs do not count in calculating ownership levels, and performance shares or other performance-based awards also do not count unless all performance periods have closed and all performance conditions have been satisfied. Upon specific application, the Compensation Committee or its Chair may grant exceptions to the guidelines in cases of serious hardship or upon a satisfactory showing that the applicant has met the guidelines through acquisitions of common stock since the last valuation date.
     The stock ownership guidelines for our directors require them to hold a number of common shares for the tenure of their service. Directors must hold a number of shares with a minimum aggregate market value equal to three times the director’s annual cash retainer for Board service. Directors must reach and hold the ownership guidelines within four years after being elected to the Board. These guidelines are generally consistent with practices in our peer group and the broader market, and we believe they have traditionally worked well to align director and shareholder interests.
What are the tax and accounting considerations that factor into decisions regarding executive compensation?
     We consider tax and accounting implications in determining all elements of our compensation programs. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to its named executive officers (other than qualified performance-based compensation) exceeding $1 million. The Compensation Committee considers the impact of this deductibility limit on the compensation that it intends to award, and attempts to structure compensation such that it is deductible whenever possible. For example, our annual bonus program is intended to satisfy the requirements of Section 162(m). However, the Committee also exercises its discretion to award compensation that does not meet the requirements of Section 162(m) when it considers it in the best interests of the Company to do so. The Committee has exercised this discretion, for example, when making stock awards without any performance-based conditions. The Committee believes that in some instances it is in the best interests of stockholders to grant stock awards without performance-based conditions, such as time-vested restricted stock, in order to recruit and retain key executives.
     When establishing executive compensation, the Compensation Committee considers its impact for financial reporting purposes. In particular, the Committee considers the impact on current and future periods of all equity compensation that it approves.
REPORT OF THE COMPENSATION COMMITTEE
     The Compensation Committee reviewed and discussed with management the above section captioned “Compensation Discussion and Analysis.” Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2008 Annual Report on Form 10-K.
Pamela F. Lenehan (Committee Chair)
Edward J. Dineen
Victoria M. Holt
Craig A. Wolfanger

COMPENSATION OF EXECUTIVE OFFICERS
     The following tables and discussion provide information about the fiscal 2008 compensation of the Company’s Chief Executive Officer, its Chief Financial Officer, its next three most highly compensated executive officers, and one additional individual, Jeffrey D. Fisher, the former Senior Vice President and General Counsel of the Company, for whom disclosure would have been provided but for the fact that he was not serving as an executive officer of the registrant at the end of the last completed fiscal year.
Summary Compensation Table

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
Name and					Option	Incentive Plan	Deferred	All Other
Principal				Stock	Awards	Compensation	Compensation	Compensation
Position (1)	Year	Salary (2)	Bonus (3)	Awards (4)	(5)	(6)	Earnings (7)	(8)	Total
Myles S. Odaniell	2008	$545,000	$130,000	$240,608	$104,379	$68,250	None	$495,305	$1,583,542
President and Chief	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Executive Officer

Randy C. Martin	2008	$417,873	$280	$167,331	$219,253	$58,050	None	$57,200	$919,987
Executive Vice President –	2007	$486,346	$280	$64,061	$220,525	$26,076	None	$47,927	$845,215
Corporate Development and Chief Financial Officer

Steven J. Ploeger	2008	$350,462	$280	$163,688	$212,030	$48,060	None	$65,269	$839,789
Executive Vice President – Sheet	2007	$333,962	$280	$61,025	$181,369	$17,467	None	$51,706	$645,809
and Engineered Products

Michael L. Marcum	2008	$256,969	$280	$233,060	$148,824	$33,750	None	$47,448	$720,331
Executive Vice President – Color	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
& Specialty Compounds

Michael G. Marcely	2008	$239,231	$280	$66,492	$75,485	$24,263	None	$52,310	$458,061
Vice President -	2007	$257,269	$4,280	$23,143	$64,455	$10,803	None	$43,901	$403,851
Planning and Analysis

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
Name and					Option	Incentive Plan	Deferred	All Other
Principal				Stock	Awards	Compensation	Compensation	Compensation
Position (1)	Year	Salary (2)	Bonus (3)	Awards (4)	(5)	(6)	Earnings (7)	(8)	Total
Jeffrey D. Fisher	2008	$217,623	$280	$6,406	$10,398	$0	None	$479,388	$714,095
Former Senior Vice President and	2007	$278,558	$280	$32,030	$109,651	$10,007	None	$47,942	$478,468
General Counsel
Notes to Summary Compensation Table:
(1)	Effective July 16, 2007, George A. Abd resigned as President and Chief Executive Officer and Randy C. Martin was named by the Board as President and Chief Executive Officer on an interim basis pending a search for a new Chief Executive Officer. On January 2, 2008, when Myles S. Odaniell became the Company’s President and Chief Executive Officer, Mr. Martin resumed his prior position and duties. Effective July 25, 2008, Jeffrey D. Fisher, resigned as Senior Vice President and General Counsel of the Company. Michael L. Marcum was not a named executive officer during fiscal 2007.

(2)	In December 2006, the Compensation Committee approved the following increases in the annual base salaries of current named executive officers: Mr. Martin, from $330,000 to $345,000; Mr. Ploeger, from $310,000 to $320,000; Mr. Fisher, from $265,000 to $275,000; and Mr. Marcely, from $190,000 to $206,000. The increases for such named executive officers were effective January 1, 2007. On July 16, 2007, the Committee approved a temporary increase in Mr. Martin’s base salary to reflect his additional status as interim Chief Executive Officer, and a temporary increase in Mr. Marcely’s base salary to reflect his interim assumption of some of Mr. Martin’s duties as Chief Financial Officer; these temporary increases remained in effect until January 2, 2008, when Myles S. Odaniell became the Company’s President and Chief Executive Officer with an annual salary of $650,000. In December 2007 the Committee approved increases in the named executive officers’ base salaries for 2008, to $356,000 for Mr. Martin and Mr. Ploeger, $250,000 for Mr. Marcum, $220,000 for Mr. Marcely and $284,000 for Mr. Fisher. Effective January 1, 2009, the Compensation Committee increased Mr. Marcum’s base salary from $250,000 to $290,000 based upon a study of market and industry related data. The Compensation Committee will consider increases for the CEO, CFO and the other named executive officers following the first half of fiscal 2009 in response to the downturn in business and current market conditions.

(3)	The amount in this column represents a $130,000 bonus awarded by the Compensation Committee to Mr. Odaniell during fiscal 2008 for his leadership of the Oracle implementation. This amount also includes the value of holiday gift cards given to all Corporate Office employees. Mr. Odaniell did not receive holiday gift cards during fiscal 2008. Formula bonuses for 2008 paid under the Company’s Executive Bonus Plan are reflected in the column captioned “Non-Equity Incentive Plan Compensation.

(4)	The amounts in this column reflect the expense recognized for financial statement reporting purposes for the fiscal years ended November 1, 2008 and November 3, 2007, in accordance with FAS 123(R), for restricted stock and performance share awards granted in fiscal 2008. Assumptions used in the calculation of these amounts are included in Note 7, Stock-Based Compensation, to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 1, 2008.

(5)	The amounts in this column reflect the expense recognized for financial statement reporting purposes for the fiscal years ended November 1, 2008 and November 3, 2007, in accordance with FAS 123(R),

for stock option and stock-settled stock appreciation right awards granted in fiscal 2008, 2007, 2006 and 2005.

(6)	The amounts shown in this column reflect cash awards payable to named executive officers under the Company’s Executive Bonus Plan, based on the Company’s achievement of specified performance goals set annually by the Compensation Committee. Under the Executive Bonus Plan, for each fiscal year the Committee establishes in advance:
(i)	A target award for each officer, based on a specified percentage of the officer’s base salary; the target percentages for 2008 were 80% for Mr. Odaniell, 60% for Mr. Martin, Mr. Ploeger and Mr. Marcum, and 40% for the other named executive officers.

(ii)	One or more quantitative Company-wide performance measures, and the weighting of each; for 2008, the measures were operating earnings (60% weighting), sales volume (20% weighting), and net working capital as a percentage of sales (20% weighting). For 2007, the measures were operating earnings (60% weighting), conversion costs per pound (20% weighting), and net working capital as a percentage of sales (20% weighting). “Conversion cost per pound” was defined as total cost to convert raw materials into finished goods divided by net pounds of finished goods sold; and “net working capital as a percentage of sales” was defined as total net receivables plus inventory plus prepaid and other current assets less accounts payable, accrued liabilities and other current liabilities,divided by net sales, expressed as a percentage.

(iii)	A target amount for each performance measure, at which the bonus payout is 100%, and a sliding scale above and below the target providing for greater or lesser payouts, with a maximum of 200% of the target and a minimum of zero, depending on the extent to which Company performance exceeds or falls short of the target; for 2008, the threshold, target and maximum payout levels were set to correspond with operating earnings of $74,400,000, $93,000,000 and $111,600,000 respectively; sales volume of 1,258,000,000, 1,480,000,000 and 1,628,000,000 respectively; and average net working capital as a percentage of sales of 10.7%, 10.2% and 9.2%, respectively; for 2007, the threshold, target and maximum payout levels were set to correspond with operating earnings of $90,000,000, $103,854,000 and $122,371,000 respectively; average conversion cost per pound of $0.235, $0.225 and $0.217, respectively; and average net working capital as a percentage of sales of 11.0%, 9.0% and 7.4%, respectively. In each case, achievement of the target amount required an improvement in the prior year’s results.

Based on the Company’s fiscal 2008 performance against these measures, comprised of operating earnings of $26,793,000, sales volume of 1,235,975,000 pounds sold, and net working capital as a percentage of sales of 10.2%, the Executive Bonus Plan payout for 2008 was 22.5% of the bonus targets. Based on the Company’s fiscal 2007 performance against these measures, comprised of operating earnings of $75,285,000, conversion costs per pound of $0.233, and net working capital as a percentage of sales of 10.4%, the Executive Bonus Plan payout for 2007 was 9.1% of the bonus targets.
(7)	The Company does not have a pension plan. Earnings credited to participants’ accounts under the Company’s Deferred Compensation Plan are not guaranteed but are based on actual market results, as explained in connection with the table captioned “Nonqualified Deferred Compensation,” below.
(8)	The amounts shown in this column consist of the following:

		Company
		Contributions
		to	Matching	Dividends
		Nonqualified	Contributi	on			Perquisites
		Deferred	ons to	Unvested	Tax		and
		Compensation	401(k) Plan	Restricted	Gross-	Relocation	Personal	Severance
Name	Year	Plan (a)	(b)	Stock (c)	Ups (d)	(e)	Benefits (f)	(g)	Total
Myles S. Odaniell	2008	$0	$7,750	$16,162	$0	$471,393	$0	$0	$495,305
	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Randy C. Martin	2008	$30,000	$7,750	$8,022	$371	$0	$11,057	$0	$57,200
	2007	$30,000	$7,750	$2,678	$307	—	$7,192	$0	$47,927

Steven J. Ploeger	2008	$30,000	$7,793	$7,966	$334	$0	$19,176	$0	$65,269
	2007	$30,000	$8,260	$2,570	$332	—	$10,544	$0	$51,706

Michael L. Marcum	2008	$24,937	$3,150	$4,891	$197	$0	$14,273	$0	$47,448
	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Michael G. Marcely	2008	$28,319	$6,347	$3,400	$338	$0	$13,906	$0	$52,310
	2007	$27,289	$7,389	$1,037	$322	—	$7,864	$0	$43,901

Jeffrey D. Fisher	2008	$28,443	$5,060	$3,731	$265	$0	$8,532	$433,357	$479,388
	2007	$30,000	$7,750	$1,339	$356	—	$8,497	$0	$47,942

(a)	The Company established the Spartech Corporation Nonqualified Deferred Compensation Plan for the benefit of selected senior managers of the Company, in order to provide high-level employees with a partial substitute for the Company’s lack of a defined benefit retirement plan and the limits on permitted 401(k) Plan contributions. Each year, the Company credits to each participant’s account an amount equal to 10% of the participant’s cash compensation with a maximum contribution of $30,000. Further information about the Plan is provided in the table captioned “Nonqualified Deferred Compensation for fiscal 2008,” below, and related notes.

(b)	For all employees participating in the Spartech Corporation 401(k) Savings and Investment Plan, the Company contributes an amount equal to 50% of employees’ contributions, up to a maximum of 3% of eligible compensation.

(c)	Dividends on unvested restricted stock are treated as ordinary income and reported on the named executive officer’s W-2, and the named executive officer is responsible for paying all applicable taxes on this amount. The amount of unvested restricted stock held by each named executive officer is disclosed below in the table captioned “Outstanding Equity Awards at November 1, 2008.” The amount reported is based on record dates occurring during fiscal 2008.

(d)	For non-cash elements of compensation which are subject to the 1.45% Medicare tax, including Company contributions to deferred compensation accounts and personal use of Company cars the Company pays this tax on behalf of the employee, and the amount of compensation is grossed up each calendar year for the taxes paid. The tax gross up related to other compensation, i.e. relocation expenses of the CEO, is documented in footnote (e) below.

(e)	The Company reimbursed Mr. Odaniell $290,678 for certain expenses associated with his relocation to St. Louis, MO and paid $180,715 for federal, state and Medicare taxes on behalf of Mr. Odaniell. Mr. Odaniell’s compensation was grossed up in 2008 for the taxes paid by the Company associated with his relocation.

(f)	The amounts in this column represent automobile benefits and consist exclusively of the value of either an automobile allowance or the use of a Company-leased automobile which are provided to the named executive officers along with other executives, senior managers and sales persons. The amount of the automobile allowance is included as compensation on the W-2 of the named executive officer who receives this benefit, and the named executive officer is responsible for paying all applicable taxes on this amount. The value attributable to the personal use of a Company-provided automobile (as calculated in accordance with IRS guidelines) is included as compensation on the W-2 of the named executive officer who receives this benefit, and the named executive officer is responsible for paying income taxes on this amount; however the Medicare taxes on this amount are paid by the Company and grossed up as explained in note (d).

(g)	As further detailed in the Section entitled “Potential Payments Upon Termination or Change in Control,” the amount shown in this column for Mr. Fisher includes $357,457 paid or to be paid to Mr. Fisher pursuant to his Severance and Noncompetition Agreement entered into on July 25, 2008. In addition, Mr. Fisher earned $75,900 in consulting fees following his separation from the Company. The Company was required to treat both amounts as an expense for fiscal 2008.

GRANTS OF PLAN-BASED AWARDS TABLE

									All Other
									Stock	All Other
									Awards:	Option	Exercise or	Grant Date
									Number	Awards:	Base Price	Fair Value
		Date of							of Shares	Number of	of Option	of Stock
		Compensation	Estimated Future Payouts Under			Estimated Future Payouts			of Stock	Securities	Awards	and Option
		Committee	Non-Equity Incentive Plan Awards			Under Equity Incentive Plan			or Units	Underlying	(per share)	Awards
Name	Grant Date	Action (1)	(2)			Awards (shares) (3)			(4)	Options (5)	(5)	(4)(5)(6)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Myles S. Odaniell	1/2/2008	1/2/2008	$0	$520,000	$884,000
	2/1/2008	12/19/2007				19,900	39,800	79,600				$375,314
	1/2/2008	1/2/2008							43,680			$625,061
	1/2/2008	1/2/2008								110,600	$14.31	$500,129

Randy C. Martin	12/19/2007	12/19/2007	$0	$213,600	$427,200
	2/1/2008	12/19/2007				7,600	15,200	30,400				$135,432
	12/19/2007	12/19/2007							17,960			$242,999
	12/19/2007	12/19/2007								42,100	$13.53	$180,188

Steven J. Ploeger	12/19/2007	12/19/2007	$0	$213,600	$427,200
	2/1/2008	12/19/2007				7,600	15,200	30,400				$135,432
	12/19/2007	12/19/2007							17,960			$242,999
	12/19/2007	12/19/2007								42,100	$13.53	$180,188

Michael L. Marcum	12/19/2007	12/19/2007	$0	$150,000	$300,000
	2/1/2008	12/19/2007				5,100	10,200	20,400				$90,882
	12/19/2007	12/19/2007							12,200			$165,066
	12/19/2007	12/19/2007								28,100	$13.53	$120,268

Michael G. Marcely	12/19/2007	12/19/2007	$0	$88,000	$176,000
	2/1/2008	12/19/2007				3,200	6,400	12,800				$57,024
	12/19/2007	12/19/2007							7,480			$101,204
	6/16/2008	6/16/2008							1,000			$10,370
	12/19/2007	12/19/2007								17,800	$13.53	$76,184

Jeffrey D. Fisher	12/19/2007	12/19/2007	$0	$113,600	$227,200
	2/1/2008	12/19/2007				4,250	8,500	17,000				$75,735
	12/19/2007	12/19/2007							9,800			$132,594
	12/19/2007	12/19/2007								23,400	$13.53	$100,152

Notes to Grants of Plan-Based Awards Table:

(1)	The Company’s policy is generally to grant all equity awards effective on the date the Compensation Committee takes action to grant the awards. However, in the case of the fiscal 2008 Performance Share awards, the unit value of the Performance Shares was determined by an independent appraisal conducted for the Company by Deloitte & Touche as of the approval date of December 19, 2007. Because the appraisal could not be completed until after the approval date, on December 19, 2007 the Committee approved all of the terms, performance criteria for the awards and the aggregate value per recipient, but provided for the awards to be issued as of the first day of the month following receipt of the appraisal, when the actual number of Performance Shares could be determined for each recipient. This date was February 1, 2008. The delay in the issue date did not affect the value of the awards, because the performance period and criteria were fixed, and the value was determined, as of the December 19, 2007 approval/appraisal date. These awards are described in more detail in footnote (3), below.

(2)	The amounts shown in this column are the ranges of cash awards payable to named executive officers for 2008 under the Company’s Executive Bonus Plan, based on the Company’s achievement of the specific performance goals set by the Compensation Committee in December 2007. Because these goals were measured with respect to the 2008 fiscal year, the actual payout was determined as of the end of fiscal 2008 and is reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table,” above. The criteria and method for determining the threshold, target and maximum amounts for 2008 are described in footnote 6 to that Table.

(3)	The amounts shown in this column are the threshold, target and maximum numbers of shares issuable to the named executive officers upon payout of the Performance Shares issued under the Company’s Long-Term Equity Incentive Plan, which is described in detail in the Compensation Discussion and Analysis section. Performance shares are units convertible into shares of Company common stock at a specified conversion ratio, subject to the Company’s achievement of specified performance goals during a three-year performance period consisting of the Company’s 2007, 2008 and 2009 fiscal years. The recipient must be employed by the Company during the entire performance period to receive the full value of the award. The conversion ratio is variable, and will increase or decrease to the extent the Company’s performance exceeds or falls short of the designated goals. For the performance share awards approved in December 2007, the performance goals are based on the Company’s total shareholder return over a specified performance period corresponding to Spartech’s 2008, 2009 and 2010 fiscal years, compared to the total shareholder return over the same period for each of the companies in a performance group consisting of the following 16 public companies in the plastics or related industries:

A. Schulman, Inc.	AEP Industries, Inc.	Albermarle Corp.
AptarGroup, Inc.	Bemis Co., Inc.	Ferro Corporation
Georgia Gulf Corporation	Myers Industries, Inc.	PolyOne Corp.
Rock-Tenn Co.	Rockwood Holdings, Inc.	RPM International, Inc.
Sonoco Products Co.	Tredegar Corp.	Trex Co., Inc.
The Valspar Corp.

The award agreements define total shareholder return for a company (whether Spartech or a performance group company) as (a) the sum of (i) cash dividends paid by the company over the performance period, plus (ii) the company’s average stock price over each trading day in Spartech’s 2010 fiscal year, minus (iii) the company’s average stock price over each trading day in Spartech’s 2007 fiscal year, divided by (b) the company’s average stock price over each trading day in Spartech’s 2007 fiscal year. The payout ratios range from a threshold of 0.5 shares per unit if the Company’s total shareholder return exceeds that of at least 30% of the companies in the performance group to a maximum of 2.0 shares per unit if the Company’s total shareholder return exceeds that of 100% of the companies in the performance group. The target payout of 1.0 share per unit requires the Company’s total shareholder return to exceed that of at least 50% of the companies in the performance group. If the Company’s total shareholder return does not exceed that of at least 30% of the companies in the performance group, the payout is zero. In December 2007, the Committee approved performance share awards for LTI Program participants with target values of approximately 30% of the participant’s total target compensation under the LTI Program. The Company engaged Deloitte & Touche as its independent valuation consultants to determine the unit value of the performance share awards (which will be the Company’s expense for financial accounting purposes); the number of performance shares granted to each participant was based on the target dollar value divided by the appraised unit value. The Performance Share awards also provide for the number of Performance Shares to be increased to reflect the value of dividends paid during the performance period; however, because these additional amounts cannot be determined in advance they are not reflected in the table.

(4)	The amounts shown in these columns are the numbers and grant date values of shares of restricted stock issued to the named executive officers under the Company’s Long-Term Equity Incentive Plan, which is described in detail in the Compensation Discussion and Analysis section. This restricted stock consists of Company common stock issued subject to conditions which prohibit sale or transfer of the stock during a prescribed vesting period, during which time the holder has the right to vote and receive dividends on the shares. The restricted stock awards vest at the rate of 25% per year from the date of grant. With certain exceptions, unvested shares are forfeited if the holder leaves the Company. In December 2007, the Committee awarded approximately 40% of the total dollar value of each participant’s target compensation under the LTI Program in the form of restricted stock. For purposes of the awards, the unit value of the restricted stock was the market price of the stock on the award date (which is equal to the Company’s expense for financial accounting purposes); the number of shares granted to each participant was based on the total award value divided by the unit value.

(5)	The amounts shown in these columns are the numbers and grant date values of stock-settled stock appreciation rights issued to the named executive officers under the Company’s Long-Term Equity Incentive Plan, which is described in detail in the Compensation Discussion and Analysis section. A SSAR is economically equivalent to a stock option for the same number of shares, but it requires no cash to exercise and results in fewer shares issued by the Company. It gives the holder the right, upon exercise of the SSAR, to receive the net appreciation in value of a specified number of shares of Company common stock over a base price, which must be at least equal to the fair market value of the underlying shares on the grant date. Upon exercise the value of the award is payable to the holder in shares of Company common stock. Like a stock option, if the stock price does not appreciate during the award term, the award has no value. The SSARs become exercisable at the rate of 25% per year from the date of grant, and once exercisable, they may be exercised at the holder’s discretion for the remainder of their term, which is normally ten years; however, with certain exceptions they terminate if the holder leaves the Company. In December 2007, the Committee awarded approximately 30% of the total dollar value of each participant’s target compensation under the LTI Program in the form of SSARs. For purposes of the awards, the unit value of the SSARs was calculated under the Black-Scholes method (which is the same method used by management to calculate the Company’s expense for financial accounting purposes); the number of SSARs granted to each participant was based on the total award value divided by the unit value.

(6)	For purposes of this column, the grant date values of the Performance Share awards are based on the target payout of 1.0 share per unit.

OUTSTANDING EQUITY AWARDS AT NOVEMBER 1, 2008

		Option Awards						Stock Awards
										Equity
				Equity					Market	Incentive	Equity
				Incentive				Number	Value of	Plan	Incentive Plan
				Plan				of Shares	Shares or	Awards:	Awards:
		Number of		Awards:				or Units	Units of	Number of	Market or
		Securities	Number of	Number of			Unrealized	of Stock	Stock	Unearned	Payout Value
		Underlying	Securities	Securities			Value	That	That	Shares, Units	of Unearned
		Unexercised	Underlying	Underlying			of	Have	Have	or Other	Shares, Units
		Options -	Unexercised	Unexercised	Option	Option	Exercisable	Not	Not	Rights That	or Other Rights
Name, Type of		Exercisable	Options -	Unearned	Exercise	Expiration	Options	Vested	Vested	Have Not	That Have Not
Award	Grant Date	(1)	Unexercisable (1)	Options	Price	Date	(2)	(3)	(3)	Vested (4)	Vested (4)
Myles S. Odaniell
				None
SSAR	1/2/2008	—	110,600		$14.31	1/1/2018	—
Restricted Stock	1/2/2008							43,680	$277,805
Performance Shares	2/1/2008									19,900	$126,564

Randy C. Martin
				None
Stock Option	11/1/1999	6,750	—		$28.63	10/31/2009	—
Stock Option	12/6/2000	22,500	—		$11.19	12/5/2010	—
Stock Option	12/6/2001	25,000	—		$21.10	12/5/2011	—
Stock Option	12/12/2002	30,000	—		$18.08	12/11/2012	—
Stock Option	12/11/2003	30,000	—		$21.90	12/10/2013	—
Stock Option	12/10/2004	27,000	9,000		$26.02	12/9/2014	—
Stock Option	12/19/2005	15,000	15,000		$21.19	12/18/2015	—
SSAR	12/15/2006	4,425	13,275		$26.41	12/14/2016	—
Restricted Stock	12/15/2006							3,720	$23,659
Performance Shares	3/1/2007									1,900	$12,084
SSAR	12/19/2007	—	42,100		$13.53	12/18/2017	—
Restricted Stock	12/19/2007							17,960	$114,226
Performance Shares	2/1/2008									7,600	$48,336

Steven J. Ploeger
				None
Stock Option	11/1/1999	3,250	—		$28.63	10/31/2009	—
Stock Option	12/6/2000	10,500	—		$11.19	12/5/2010	—
Stock Option	12/6/2001	7,100	—		$21.10	12/5/2011	—
Stock Option	12/12/2002	7,500	—		$18.08	12/11/2012	—
Stock Option	12/11/2003	9,000	—		$21.90	12/10/2013	—
Stock Option	12/10/2004	27,000	9,000		$26.02	12/9/2014	—
Stock Option	12/19/2005	15,000	15,000		$21.19	12/18/2015	—
SSAR	12/15/2006	4,300	12,900		$26.41	12/14/2016	—
Restricted Stock	12/15/2006							3,570	$22,705
Performance Shares	3/1/2007									1,800	$11,448
SSAR	12/19/2007	—	42,100		$13.53	12/18/2017	—
Restricted Stock	12/19/2007							17,960	$114,226
Performance Shares	2/1/2008									7,600	$48,336

		Option Awards						Stock Awards
										Equity
				Equity					Market	Incentive	Equity
				Incentive				Number	Value of	Plan	Incentive Plan
				Plan				of Shares	Shares or	Awards:	Awards:
		Number of		Awards:				or Units	Units of	Number of	Market or
		Securities	Number of	Number of			Unrealized	of Stock	Stock	Unearned	Payout Value
		Underlying	Securities	Securities			Value	That	That	Shares, Units	of Unearned
		Unexercised	Underlying	Underlying			of	Have	Have	or Other	Shares, Units
		Options -	Unexercised	Unexercised	Option	Option	Exercisable	Not	Not	Rights That	or Other Rights
Name, Type of		Exercisable	Options -	Unearned	Exercise	Expiration	Options	Vested	Vested	Have Not	That Have Not
Award	Grant Date	(1)	Unexercisable (1)	Options	Price	Date	(2)	(3)	(3)	Vested (4)	Vested (4)
Michael L. Marcum
				None
SSAR	12/15/2006	1,175	3,525			12/14/2016	—
Restricted Stock	12/15/2006							1,020	$6,487
Performance Shares	3/1/2007									800	$5,088
SSAR	12/19/2007	—	28,100			12/18/2017	—
Restricted Stock	12/19/2007							12,200	$77,592
Performance Shares	2/1/2008									5,100	$32,436

Michael G. Marcely
				None
Stock Option	12/11/2003	5,000	—		$21.90	12/10/2013	—
Stock Option	12/10/2004	7,500	2,500		$26.02	12/9/2014	—
Stock Option	12/19/2005	6,250	6,250		$21.19	12/18/2015	—
SSAR	12/15/2006	1,450	4,350		$26.41	12/14/2016	—
Restricted Stock	12/15/2006							1,440	$9,158
Performance Shares	3/1/2007									650	$4,134
SSAR	12/19/2007	—	17,800			12/18/2017	—
Restricted Stock	12/19/2007							7,480	$47,573
Performance Shares	2/1/2008									3,200	$20,352
Restricted Stock	6/16/2008							1,000	$6,360

Jeffrey D. Fisher
				None
Stock Option	7/1/1999	7,000	—		$28.94	6/30/2009	—
Stock Option	12/6/2001	10,300	—		$21.10	12/5/2011	—
Stock Option	12/12/2002	5,000	—		$18.08	12/11/2012	—
Stock Option	12/11/2003	10,600	—		$21.90	12/10/2013	—
Stock Option	12/10/2004	10,875	—		$26.02	12/9/2014	—
Stock Option	12/19/2005	7,500	—		$21.19	12/18/2015	—
SSAR	12/15/2006	2,100	—		$26.41	12/14/2016	—

Notes to Outstanding Equity Awards Table:

(1)	These securities consist of options and SSARs. All options and SSARs granted to Company employees vest 25% on each of the first four anniversaries of the grant date, except that vesting is accelerated in the event of the death or disability of the grantee or a change in control of the Company, as defined in the award agreement.

(2)	The unrealized value of exercisable options and SSARs is based on the difference between the exercise price and the Company’s closing stock price of $6.36 on October 31, 2008, the last trading day in the Company’s 2008 fiscal year, multiplied by the number of options and SSARs exercisable at that date.

(3)	The shares reported in these columns consist of the unvested portion of restricted stock awards. All awards of restricted stock to Company employees vest 25% on the first trading day in January after each of the first four anniversaries of the grant date, except that vesting is accelerated in the event of the death or disability of the grantee or a change in control of the Company, as defined in the award agreement. The dollar value shown is based on the Company’s closing stock price of $6.36 on October 31, 2008, the last trading day in the Company’s 2008 fiscal year.

(4)	The awards reported in these columns consist of performance share awards whose performance period is the Company’s 2007-2009 and 2008-2010 fiscal years. The dollar value shown is based on the Company’s October 31, 2008 closing stock price of $6.36 Although the actual number of shares issuable on payout of the award cannot yet be determined, the number of shares shown for each named executive officer is based on the threshold performance goals for fiscal 2008. If performance period had ended at the end of fiscal 2008, the performance criteria to that point would have resulted in no payout. of shares; For more information about the performance criteria please refer to note 3 to the “Grants of Plan-Based Awards for 2008” table above, and to the Compensation Discussion & Analysis section.

(5)	Mr. Fisher’s restricted stock awards and performance share awards, as well as his unexercised post-1999 options, terminated on October 23, 2008, 90 days after his resignation as Senior Vice President and General Counsel. None of these awards had vested by the termination date.
OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2008

	Option Awards		Stock Awards
			Number of Shares
	Number of Shares	Value Realized on	Acquired on	Value Realized on
Name	Acquired on Exercise	Exercise	Vesting	Vesting
Myles S. Odaniell	None	None	None	None
Randy C. Martin	None	None	1,240	None
Steven J. Ploeger	None	None	1,190	None
Michael L. Marcum	None	None	340	None
Michael G. Marcely	None	None	480	None
Jeffrey D. Fisher	None	None	620	None
NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2008

	Executive	Registrant		Aggregate
	Contributions	Contributions	Aggregate Earnings	Withdrawals/	Aggregate Balance at
Name	in Last FY	in Last FY (1)	in Last FY (2)	Distributions	Last FYE (3)
Myles S. Odaniell	None	$0	$0	None	$0
Randy C. Martin	None	$30,000	$(104,584)	None	$163,003
Steven J. Ploeger	None	$30,000	$(97,696)	None	$159,164
Michael L. Marcum	None	$24,937	$871	None	$44,687
Michael G. Marcely	None	$28,319	$(32,761)	None	$65,637
Jeffrey D. Fisher	None	$28,443	$(76,392)	None (4)	$49,113

Notes to Nonqualified Deferred Compensation Table

(1)	The Company credits amounts to participants’ accounts equivalent to cash contributions, as described below. These amounts are also reported in the All Other Compensation column of the Summary Compensation Table.

(2)	These amounts are not included in the Summary Compensation Table because the earnings are credited at a market rate of return, as described below.

(3)	The balance shown includes both vested and non-vested amounts.

(4)	The balance of Mr. Fisher’s account will be distributed to him in January April 2009.
     The Company maintains a nonqualified Deferred Compensation Plan for the named executive officers and approximately nine (9) other officers and senior managers. Either the Board or the Chief Executive Officer may approve an employee’s participation in the Plan. Under this Plan, each year the Company credits to each participant’s account under the Plan an amount equal to 10% of the participant’s cash compensation for the preceding calendar year (excluding certain non-recurring items such as stock option gains and moving expenses), with a maximum annual credit of $30,000 for any participant.

     The Company also increases or decreases each participant’s account balance by an amount equal to the gains or losses, respectively, on a hypothetical portfolio of investment funds equal in value to the participant’s account. The investment funds, and the percentage of the participant’s account invested in each fund, are chosen by the participant from among a list of possible investment funds selected by the Company. The Company does not guarantee participants a return on their account balances. The following table lists the funds currently offered by the Plan to determine accruals to the participants’ accounts, together with the annual rates of return on those funds (assuming reinvestment of all income and gains) for the period corresponding to the Company’s 2008 fiscal year.

	2008			2008
	Annual			Annual
	Rate of			Return
Fund	Return		Fund	Rate of
AIM V.I. International Growth Fund — Series I	-40.38	%*	Nationwide NVIT International Index Fund — Class II	-43.11%
Alliance Bernstein VPS International Value — Class A	-53.18%		Nationwide NVIT Mid Cap Index Fund — Class I	-36.46%
BlackRock Large Cap Core VIF Fund — Class II	-38.85%		Nationwide NVIT Money Market Fund — Class V	2.14%*
Dreyfus Stock Index Fund, Inc. — Initial Shares	-37.14	%*	Nationwide Multi-Manager NVIT Small Company — Class I	-38.19%*
Fidelity VIP II Contrafund Portfolio — Service Class	-42.61	%*	Nationwide Multi-Manager NVIT Small Cap Growth — Class I	-46.42%
Fidelity VIP Mid Cap Portfolio — Service Shares	-39.51	%*	PIMCO VIT Total Return Portfolio — Administrative	4.84%
Franklin Templeton VIP Small Cap Value Securities — Class II	-33.02	%*	Pioneer High Yield VCT Portfolio — Class I	-35.43%
Janus Aspen Series Forty Portfolio — Service Shares	-44.31%		DWS VS II Dreman High Return Equity VIP — Class B	-46.16%
Janus Aspen Series Balanced — Service Shares	-16.06%		T. Rowe Price Equity Income Portfolio — Class II	-36.26%*
Neuberger Berman AMT Regency Portfolio — Class I	-45.82	%*	Van Kampen UIF Mid Cap Growth Portfolio — Class I	-46.77%

*	Indicates funds in which one or more of the named executive officers had balances at the end of fiscal 2008.
     The Company does not actually fund participants’ accounts before payout, and the accounts therefore represent only the Company’s unsecured promise to pay the value of the account to the participants in the events described above. However, the Company maintains policies of life insurance on the participants having death benefits approximately equal to the aggregate values of the participants’ accounts, in order to offset the Company’s obligation to pay out participants’ accounts upon termination.
     A participant’s account vests over a ten-year period, and in addition, after the first five years each annual credit by the Company vests over a four-year period; however, the account becomes fully vested upon the participant’s death, disability or retirement or a change in control of the Company. Upon termination of the participant’s employment, other than for cause, the participant is entitled to receive the vested balance in his or her account. Accounts of certain employees who are subject to the deferred compensation rules under Internal Revenue Code Section 409A may not be distributed for six months after the employee’s separation from service.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
     The information below reflects the amount of compensation payable to each of the Company’s named executive officers in the event of termination of the executive’s employment and/or upon a change in control of the Company, pursuant to the terms of their respective agreements and awards in effect as of November 1, 2008, the last day of our 2008 fiscal year. Any payment that would be made to a named executive officer under nondiscriminatory plans or policies applicable to employees generally, such as death and disability benefits, medical and life insurance benefits, and payment of accrued vacation, are not included below.

     For continuing officers, the payments and amounts shown assume termination effective as of November 1, 2008, and in the case of stock-related compensation are valued based on the closing price of the Company’s stock on October 31, 2008, the last trading day before that date; however, the actual amounts to be paid out would be determinable only at the time of each executive’s termination. Information about payments actually due to Mr. Fisher as a result of his resignation is provided separately below.
Termination
     Generally, if the employment of a named executive officer terminates, regardless of the reason, the officer is entitled to payment of salary and accrued vacation to the termination date, but any bonus for an uncompleted performance period is forfeited.
     The named executive officers are parties to agreements or plans, and hold various options or awards, which provide for payments to be made, or for benefits to be increased or accelerated, in varying amounts depending on the circumstances of the termination of the officer’s employment. The following sections describe the application of these agreements, plans and awards in the event of termination under various circumstances.
     However, if the employment of a named executive officer is terminated by the Company for Cause, the officer is generally not entitled to any severance payments, and all equity awards and Deferred Compensation Plan benefits are forfeited, all as described more fully below. The term “Cause” is specifically defined in each agreement, award or plan, and may be defined differently in different documents, but generally includes such things as:
•	Being charged with commission of a felony (provided that if the charges are dropped or the officer is acquitted following termination, the officer shall be entitled to severance);

•	Willful fraud or other dishonesty;

•	Gross misconduct or other conduct materially injurious to the Company, including the willful or grossly negligent failure to comply with the lawful instructions of the Board or the officer’s supervisor;

•	Failure to comply with the Company’s Code of Business Conduct and Ethics, Code of Ethics for Chief Executive Officer and Senior Financial Officers, or Insider Trading Policy; or

•	Failure to cooperate with the Company in any internal, governmental or regulatory investigation.
Severance and Noncompetition Agreements
     Each named executive officer has entered into a Severance and Noncompetition Agreement with the Company in a form approved by the Compensation Committee. These agreements provide that if the officer’s employment is terminated by the Company without Cause, or if the officer resigns for Good Reason, as those terms are defined in the agreements, the officer is entitled to the following severance payments:
•	In the case of Mr. Odaniell, a payment equal to the sum of (i) 24 months’ base salary, at the highest rate paid in the preceding three years, plus (ii) two times his average annual bonus awarded in the preceding three fiscal years, and

•	In the case of all other named executive officers, a payment equal to the sum of (i) 12 months’ base salary, at the highest rate paid in the preceding three fiscal years, plus (ii) the average annual bonus paid in the preceding three fiscal years.
In the case of the Chief Executive Officer, an additional six months’ base salary and an additional one-half times his average annual bonus in the preceding three fiscal years is to be paid if employment is terminated within 24 months after a change in control of the Company. In the case of the other named executive officers, an additional six months’ base salary is to be paid if employment is terminated within 24 months after a change in control of the Company. In 2008, the Company entered into new Severance and Noncompetition Agreements with the named executive officers. Pursuant to the new agreements, severance payments to the named executive officers are no longer grossed up for any “golden parachute” tax payable as a result of the severance payments.

“Good Reason” is defined in these agreements as:
•	One or more reductions in the officer’s base salary amounting to 10% or more; however, reductions which are consistent with any across-the-board reductions in Company pay generally are not counted unless a change in control has occurred;

•	A change of more than 50 miles in the officer’s required office location, or after a change in control, a relocation of the Company’s corporate office by more than 50 miles; or

•	One or more other actions by the Company which collectively amount to a constructive discharge of the officer under applicable law.
Deferred Compensation Plan
     The Company’s Nonqualified Deferred Compensation Plan for officers and other managerial employees provides that contributions to a participant’s account are subject to forfeiture upon termination of employment; provided, however, that each contribution will cease to be subject to forfeiture at the rate of 25% on December 31 of the calendar year in which the contribution is made and an additional 25% on December 31 of each of the three years thereafter.
     If the officer’s employment terminates due to death or disability, or once the officer reaches 65 years of age, or in the event of a change in control of the Company, the officer is entitled to receive 100% of the value of his or her account in the Plan, after deduction of the forfeitable contributions as described above. If an officer is under age 65 and the officer’s employment is terminated for any reason other than Cause, death or disability or a change in control, the officer is entitled to receive 10% of the value of his or her account in the Plan for each year of service credited, after deduction of the forfeitable contributions as described above.
     In the event of termination of employment for Cause, the participant’s account is cancelled and forfeited, regardless of the participant’s age, and whether or not a change in control has occurred.
Stock Options and SSARs
     The terms of the Company’s equity awards are the same for officers as for all other employees. The effect of a termination of employment on an officer’s stock options and SSARs depends on the terms of the particular award and the reason for termination.
     The following summary applies to stock options and SSARs issued since 2000. Those issued before 2000 (of which very few remain) may generally be exercised for up to three years after the termination date (or up to one year in the event of death), but not later than the original expiration date of the option.
Resignation or Termination by the Company for Cause. Generally, if an officer voluntarily resigns or if the officer’s employment is terminated for Cause, as defined in the award document, any options and SSARs are forfeited and may not be exercised; provided, however, that for SSARs issued after May 2008, an officer who voluntarily resigns will have up to 60 days after his or her resignation to exercise any vested SSARs.
Termination by the Company Without Cause. If an officer’s employment is terminated by the Company without Cause, no further vesting will occur but the option or SSAR will remain exercisable for one year (or three months in the case of tax-qualified incentive stock options), but not later than the original expiration date.
Death or Disability. If an officer’s employment is terminated by reason of the officer’s death or disability, the officer’s options or SSARs will become fully vested and will remain exercisable for one year (or three months in the case of tax-qualified incentive stock options), but not later than the original expiration date.
Retirement. Upon the Retirement of an officer, the officer’s options or SSARs will continue to vest in accordance with their normal vesting schedules, and they will remain exercisable until the original expiration date; provided, however, that for SSARs issued after May 2008, upon Retirement, any unvested SSARs will be forfeited. However, options and SSARs held by retired employees who engage in activities inconsistent with Retirement may be subject to termination by the Company. For purposes of awards other than SSARs issued after May 2008, Retirement is defined as the permanent withdrawal from regular, active business activities at or after age 60. Part time employment, consulting, passive activities such as management of personal investments, and other activities approved by the Company are permitted. For SSARs issued after May 2008, Retirement is defined as the resignation of the participant’s employment, other than because of disability, after the participant reaches an age which, when added to the number of the participant’s full years of employment, equals at least 65.
Restricted Stock
     Restricted stock awards, which have been granted only since 2006, are treated as follows on termination of the officer’s employment:
•	If the officer’s employment terminates for Cause or for any other reason except death, disability or Retirement, the unvested shares are cancelled without any payment to the officer;

•	In the event of the officer’s death or disability, all unvested shares immediately vest; and

•	In the event of the officer’s Retirement, unvested shares continue to vest in the normal course; provided, however, that for restricted stock awards granted after May 2008, all unvested shares are forfeited if the officer’s employment terminates for any reason other than a Change in Control or the officer’s death or disability.
These terms have the same definitions as in the stock options and SSAR awards.
Performance Shares
     Performance share awards, which have been granted only since 2006, are treated as follows on termination of the officer’s employment:
•	If the officer’s employment terminates for Cause or the officer voluntarily resigns, the award is cancelled without any payment to the officer; and

•	If the officer’s employment terminates without Cause or in the event of the officer’s death, disability or Retirement, the award continues for its normal term, but the size of the award is pro rated based on the number of years elapsed during the performance period.
Capitalized terms have the same definitions as in the stock options and SSAR awards.
Change In Control
     Except as noted below in the case of restricted stock and performance shares, the named executive officers are not entitled to any payment solely because of a Change in Control of the Company. However, if the officer’s employment is terminated after a Change in Control, the amount received may be higher than it would have been if the Change in Control had not occurred.
     For purposes of Spartech’s awards and benefits, a “Change in Control” of the Company is defined as:
•	The triggering of the 2001 Rights Agreement which the Company implemented as an antitakeover measure, or if the Rights Agreement is no longer in effect, if any person acquires at least 50% of the Company’s voting stock without the prior approval of the Board;

•	The approval by the Board of any merger or other transaction as a result of which either Spartech would not be the surviving corporation, or its stockholders would not own at least a majority of its voting power in substantially the same proportions as before the transaction, or its common stock would be converted into cash or securities not having substantially the same proportionate voting power as before the transaction;

•	Any tender offer for 20% or more of the Company’s common stock, if the person making the tender offer could own 50% or more of the common stock when the tender offer terminates;

•	Any change in a majority of the Board of Directors within any 24-month period, unless the new directors were approved by a majority of the directors who were on the Board at the beginning of the period; or

•	The approval by Spartech’s stockholders of the Company’s liquidation or the sale of substantially all its assets.
     In the event of a Change in Control of the Company:
•	All accounts under the Deferred Compensation Plan would become fully vested, and would no longer be subject to forfeiture of the Company’s contributions. However, no payment would be made until the participant’s employment terminates, at which time the reason for the termination would determine whether, and to what extent, the account is payable to the participant.

•	All unvested stock options would become fully vested, allowing immediate exercise of the options. However, the option holder would still be required to exercise the option at a time of his or her choosing prior to its expiration or termination, and would still be subject to the same restrictions and risks as would apply in the absence of a Change in Control.

•	All restricted stock would immediately vest and would be delivered to the holder free from future service or other restrictions.

•	The Performance period for outstanding performance shares would immediately end, and the award would be paid out based on the degree to which the performance criteria specified in each award have been satisfied at that time, which may result in a greater or lesser payout than if the Change in Control had not occurred.
     In addition, the Severance and Noncompetition Agreements for Messrs. Odaniell, Martin, Ploeger and Marcum provide that in the event of the termination of their employment by the Company without Cause within 24 months after a Change in Control, they would receive an additional six months’ base salary as severance.
Estimated Amounts Payable
     The tables below reflect the amount of compensation payable to each of the Company’s named executive officers in the event of termination of the executive’s employment for various reasons and in the event of a Change in Control of the Company, as described above.
     The payments and amounts shown assume termination or a Change in Control as of November 1, 2008, the last day of the Company’s 2008 fiscal year, and in the case of stock-related compensation are valued based on the closing price of the Company’s stock on October 31, 2008, the last trading day before that date, which was $6.36 per share. However, the actual amounts to be paid out would be determinable only at the time of each executive’s termination. As of that date, none of the named executive officers had reached the retirement age of 60 and therefore no payments are shown based on termination due to retirement.
     Payments that would be made to a named executive officer under benefit plans or employment terms generally available to other management employees similarly situated, such as group life or disability insurance and payment of accrued vacation, are not included below.

Myles S. Odaniell

	Consideration Payable upon Termination of Employment Due to:
			Termination by the
	Voluntary		Company without
	Resignation	Termination by	“Cause,” or		Consideration
	without “Good	the Company for	Resignation for	Death or	Payable upon
Plan or Agreement	Reason”	“Cause”	“Good Reason”	Disability	Change in Control
Severance and Noncompetition Agreement	None	None	$1,696,500 (1)	None	None
Deferred Compensation Plan	None	None	None	None	None (2)
Stock Options and SSARs	None	None	None	$0 (3)	None (2)
Restricted Stock Awards	None	None	None	$277,805	$277,805
Performance Share	None	None	$0 (4)	$0 (4)	$0 (5)
Awards
Total	None	None	$1,696,500 (1)	$277,805	$277,805

Randy C. Martin
	Consideration Payable upon Termination of Employment Due to:
			Termination by the
	Voluntary		Company without
	Resignation	Termination by	“Cause,” or		Consideration
	without “Good	the Company for	Resignation for	Death or	Payable upon
Plan or Agreement	Reason”	“Cause”	“Good Reason”	Disability	Change in Control
Severance and Noncompetition Agreement	None	None	$452,759 (1)	None	None
Deferred Compensation Plan	$95,503	None	$95,503	$163,003	None (2)
Stock Options and SSARs	None	None	None	$0 (3)	None (2)
Restricted Stock Awards	None	None	None	$137,885	$137,885
Performance Share	None	None	$0 (4)	$0 (4)	$0 (5)
Awards
Total	$95,503	None	$548,262 (1)	$300,888	$137,885

Steven J. Ploeger
	Consideration Payable upon Termination of Employment Due to:
			Termination by the
	Voluntary		Company without
	Resignation	Termination by	“Cause,” or		Consideration
	without “Good	the Company for	Resignation for	Death or	Payable upon
Plan or Agreement	Reason”	“Cause”	“Good Reason”	Disability	Change in Control
Severance and Noncompetition Agreement	None	None	$442,394 (1)	None	None
Deferred Compensation Plan	$91,664	None	$91,664	$159,164	None (2)
Stock Options and SSARs	None	None	None	$0 (3)	None (2)
Restricted Stock Awards	None	None	None	$136,931	$136,931
Performance Share	None	None	$0 (4)	$0 (4)	$0 (5)
Awards
Total	$91,664	None	$534,058 (1)	$296,095	$136,931

Michael L. Marcum

	Consideration Payable upon Termination of Employment Due to:
			Termination by the
	Voluntary		Company without
	Resignation	Termination by	“Cause,” or			Consideration
	without “Good	the Company for	Resignation for	Death or		Payable upon
Plan or Agreement	Reason”	“Cause”	“Good Reason”	Disability		Change in Control
Severance and Noncompetition Agreement	None	None	$276,765 (1)	None		None
Deferred Compensation Plan	$8,937	None	$8,937	$44,687		None (2)
Stock Options and SSARs	None	None	None	$0	(3)	None (2)
Restricted Stock Awards	None	None	None	$84,079		$84,079
Performance Share	None	None	$0 (4)	$0	(4)	$0 (5)
Awards
Total	$8,937	None	$285,702 (1)	$128,766		$84,079

Michael G. Marcely
	Consideration Payable upon Termination of Employment Due to:
			Termination by the
	Voluntary		Company without
	Resignation	Termination by	“Cause,” or			Consideration
	without “Good	the Company for	Resignation for	Death or		Payable upon
Plan or Agreement	Reason”	“Cause”	“Good Reason”	Disability		Change in Control
Severance and Noncompetition Agreement	None	None	$259,398 (1)	None		None
Deferred Compensation Plan	$32,818	None	$32,818	$65,637		None (2)
Stock Options and SSARs	None	None	None	$0	(3)	None (2)
Restricted Stock Awards	None	None	None	$63,091		$63,091
Performance Share	None	None	$0 (4)	$0	(4)	$0 (5)
Awards
Total	$32,818	None	$292,216 (1)	$128,728		$63,091

Notes to Estimated Amounts Payable Tables:

(1)	If termination is within 24 months of a Change in Control, Mr. Odaniell, Mr. Martin, Mr. Ploeger, Mr. Marcum and Mr. Marcely would receive an additional six months’ base salary, or an additional $325,000, $178,000, $178,000,$125,000, and $110,000 respectively. In the case of the CEO, an additional one-half times his average annual bonus in the preceding fiscal year will be paid for a Change in Control.

(2)	Although a Change in Control results in 100% vesting, there is no payout unless employment terminates.

(3)	Represents the increase in net exercisable value resulting from acceleration of vesting; because all unvested options had exercise prices greater than the October 31, 2008 closing stock price of $6.36, acceleration of vesting would have had no value as of this date.

(4)	Represents the value of a pro rata portion of the award, based on the portion of the performance period completed as of November 1, 2008; however, because the award would continue for the remainder of the original three year performance period, the actual payout value would be determinable only at the end of the three-year performance period.

(5)	Represents the actual value as if the performance period had ended on November 1, 2008; in the event of a Change in Control, the performance period would end and the awards would be paid out.
Mr. Fisher’s Severance
     The Company’s former Senior Vice President and General Counsel, Jeffrey D. Fisher, resigned effective July 25, 2008. Pursuant to the Company’s various employee benefit plans and a Separation Agreement and Release entered into between Mr. Fisher and the Company effective on that date,
•	Mr. Fisher provided transitional consulting services to the Company until October 31, 2008 for additional compensation at the same rate as his final base salary, for a total of $75,900.

•	Mr. Fisher became entitled to separation payments equal to 12 months’ annual base salary of $284,000, plus $73,457, representing the average annual bonus paid to him for fiscal 2005, fiscal 2006 and fiscal 2007, amounting to a total separation payment of $357,457, payable in equal installments over the 12 months following Mr. Fisher’s termination and in accordance with the Company’s normal payroll practices.
     As part of the Separation Agreement and Release, Mr. Fisher agreed not to compete with the Company or solicit Company employees until after the first anniversary of his termination date, and to release the Company from any claims.
Post-Employment Restrictions
     All Spartech employees have a legal obligation to protect Company confidential information, whether or not it is expressly provided for in an award or agreement. However, certain awards and agreements include express obligations of confidentiality and/or other restrictions after employment ceases, as follows:
     Severance and Noncompetition Agreements. These agreements prohibit competing with the Company or soliciting its employees for one year after termination of employment.
     Deferred Compensation Plan. In addition to an express confidentiality covenant, this Plan prohibits competing with the Company or soliciting its employees for one year after termination of employment.
     Stock Options and SSARs. If within one year after leaving Spartech the holder of an option or SSAR either competes with Spartech, solicits Spartech employees, discloses Spartech confidential information, or engages in other activities deemed detrimental to Spartech as specified in the award agreement, Spartech has the right to cancel any unexercised portion of the award and to repurchase any shares issued within the past year pursuant to exercise of the award, at the exercise or base price.

SECURITY OWNERSHIP
     The following table identifies the aggregate shares of common stock beneficially owned as of December 31, 2008 by each director and each named executive officer, by the executive officers and directors as a group, and by each person known to the Company to be the beneficial owner of more than 5% of the 30,847,794 shares of common stock outstanding as of that date.

	Number of		Percentage of
	Common Shares		Common Shares
	Beneficially Owned (1)		Beneficially Owned
Directors and named executive officers:

Ralph B. Andy	450,745	(2)	1.5%
Randy C. Martin	241,169	(3)	*
Steven J. Ploeger	159,138	(3)	*
Myles S. Odaniell	126,330	(3)	*
Jackson W. Robinson	57,643	(3)	*
Jeffrey D. Fisher	55,032	(3)	*
Michael G. Marcely	53,334	(3)	*
Craig A. Wolfanger	47,302	(3)	*
Lloyd E. Campbell	40,956	(3)	*
Pamela F. Lenehan	40,602	(3)	*
Walter J. Klein	30,702	(3)	*
Michael L. Marcum	22,935	(3)	*
Edward J. Dineen	11,602	(3)	*
Victoria M. Holt	8,602	(3)	*

All directors and executive officers as a group (17 persons)	1,367,400	(2)(3)	4.4%

Other beneficial owners in excess of 5% of the common shares outstanding:

FMR LLC	3,805,809	(4)	12.3%
82 Devonshire Street Boston, MA 02109

Dimensional Fund Advisors LP	2,697,867	(5)	8.7%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401

Reed Conner & Birdwell, LLC	2,516,052	(6)	8.2%
11111 Santa Monica Boulevard, Suite 1700 Los Angeles, CA 90025

Putnam, LLC	2,277,000	(7)	7.4%
One Post Office Square Boston, MA 02109

UBS AG	1,953,354	(8)	6.3%
Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland

Barclays Global Investors, NA. /	1,570,451	(9)	5.1%
Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105

Notes To Security Ownership Table:

*	Less than 1%.

(1)	Includes shares of time-vested restricted stock, and includes shares issuable upon exercise of currently exercisable options as noted in the following note.

(2)	Includes 25,000 shares issuable upon exercise of currently exercisable options, and 350,261 shares owned by RBA Partners, L.P. Mr. Andy is the sole shareholder of RBA Investments, Inc., which is a 0.1% general partner of RBA Partners, L.P. As such, Mr. Andy, through RBA Investments, Inc. has investment and voting power over the shares owned by RBA Partners, L.P.

(3)	Includes shares issuable upon exercise of currently exercisable options and SSARs, as follows: Mr. Martin, 192,125; Mr. Ploeger, 114,975; Mr. Odaniell, 27,650; Mr. Robinson, 25,000; Mr. Fisher, 53,375; Mr. Marcely, 31,725; Mr. Wolfanger, 30,000; Mr. Campbell, 15,000; Mr. Marcum, 9,375; Mr. Klein, 15,000; and all directors and executive officers as a group, 519,850.

(4)	Based on FMR LLC’s latest Schedule 13G/A filing with the Securities and Exchange Commission on July 10, 2008.

(5)	Based on Dimensional Fund Advisors LP’s latest Schedule 13G/A filing with the Securities and Exchange Commission on February 6, 2008. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities that are owned by the funds it represents, and may be deemed to be the beneficial owner of the shares held by these funds.

(6)	Based on Reed Conner & Birdwell, LLC’s latest Schedule 13G filing with the Securities and Exchange Commission on March 24, 2008.

(7)	Based on Putnam, LLC’s latest Schedule 13G filing with the Securities and Exchange Commission on February 1, 2008.

(8)	Based on UBS AG’s latest Schedule 13G filing with the Securities and Exchange Commission on February 11, 2008.

(9)	Based on Barclays Global Investors NA / Barclays Global Fund Advisors’ latest Schedule 13G filing with the Securities and Exchange Commission on February 6, 2008.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.
     To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations from its directors and executive officers that no other reports were required, its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them on a timely basis during our 2008 fiscal year.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth certain information as of November 1, 2008 regarding the Company’s 1991 Incentive Stock Option Plan, 1991 Restricted Stock Option Plan, 2001 Stock Option Plan and 2004 Equity Compensation Plan:

Number of securities
remaining available for
	Number of securities to be		future issuance under
	issued upon exercise of	Weighted-average exercise	compensation plans
	outstanding options,	price of outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
Equity compensation plans approved by security holders	1,303,000	$21.94	1,323,358 (1)
Equity compensation plans not approved by security holders	None	None	None
Total	1,303,000	$21.94	1,323,358 (1)

(1)	The maximum amount of common stock for which options or other awards may be granted under the Company’s 2004 Equity Compensation Plan is 3,000,000 shares. The Plan prohibits the Company from repricing any options granted under the Plan. No options or other awards may be granted under the Plan after December 31, 2012. No further options or other awards may be granted under any other plans of the Company. In the event of any stock split, reverse stock split or stock dividend in excess of 5%, or any other recapitalization, combination or exchange affecting the common stock generally, the number and kind of shares available for issuance under the Company’s stock option plans and any outstanding awards will be appropriately and automatically adjusted.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Board of Directors unanimously recommends a vote
FOR this proposal (Item 2 on the Proxy Card).
     The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009. The Audit Committee proposes that the shareholders ratify the selection at this Annual Meeting. Ernst & Young LLP has served as the Company’s independent auditors since fiscal 2002. The Company has had no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. In the event a majority of the votes cast at the Annual Meeting are not voted in favor of the selection, the Committee will reconsider its selection.
     Ernst & Young LLP has advised the Company that its representatives will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     During fiscal 2007 and 2008, the Company’s principal auditor, Ernst & Young LLP, provided services in the following categories for the following fees:

	2007	2008
Audit Fees	$1,050,212	$1,141,839
Audit-Related Fees	$98,509	$39,075
Tax Fees	$—	$234,957
All Other Fees	$—	$—
     Audit Fees primarily related to work performed in connection with the audit of the Company’s annual financial statements, the effectiveness of the Company’s internal control over financial reporting and reviews of Securities and Exchange Commission Forms 10-Q and 10-K. Audit-Related Fees related only to work performed in connection with the audit of employee benefit plans and acquisition due diligence. Tax Fees related to work performed in connection with tax planning services.
     The Audit Committee approved in advance all services provided by Ernst & Young, LLP. The Audit Committee’s pre-approval policies and procedures are included within the Audit Committee Charter, which is posted in the Investor Relations/Corporate Governance section of the Company’s website, www.spartech.com.
AUDIT COMMITTEE REPORT
     The Company’s management has the primary responsibility for its financial reporting process, including its systems of internal controls, for the financial statements resulting from that process, and for the public reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.
     Each member of the Audit Committee is an independent director as determined by our Board of Directors, based on the New York Stock Exchange listing rules and Spartech’s independence guidelines. Each member of the committee also satisfies the Securities and Exchange Commission’s additional independence requirement for members of audit committees. In addition, our Board of Directors has determined that the Audit Committee’s Chair, Walter J. Klein, is an “audit committee financial expert” as defined by SEC rules.
     The Audit Committee retains the independent registered public accounting firm and oversees the Company’s financial reporting process and the audit on behalf of the Board of Directors.

     In fulfilling our oversight responsibilities for 2008, the Audit Committee:
•	Retained Ernst & Young LLP to perform the fiscal 2008 audit.

•	Reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended November 1, 2008 as well as the quarterly unaudited financial statements.

•	Reviewed and discussed with management the quality and the acceptability of the Company’s financial reporting, internal controls and such other matters as are required to be discussed with the Committee under auditing standards of the Public Company Accounting Oversight Board (United States).

•	Discussed with Ernst & Young LLP and the Company’s internal auditors the overall scope and plans for their respective audits as well as the results of their examinations and their evaluations of the Company’s internal controls.

•	Reviewed with Ernst & Young LLP their judgments as to the quality and the acceptability of the Company’s financial reporting.

•	Met with Ernst & Young LLP and the Company’s internal auditors, separately and together, with and without management present, to discuss the Company’s financial reporting processes and internal accounting controls.

•	Reviewed significant audit findings by Ernst & Young LLP and by the Company’s internal auditors, together with management’s responses.

•	Received from Ernst & Young LLP, the written disclosures and letter required by Rule 3526 of the Public Company Accounting Oversight Board, and discussed with Ernst & Young LLP the auditors’ independence from management and the Company, including the impact of permitted non-audit-related services approved by the Committee to be performed by Ernst & Young LLP. The committee also concluded that Ernst & Young LLP’s provision of audit and non-audit services to Spartech and its affiliates is compatible with Ernst & Young’s independence.

•	Discussed with Ernst & Young LLP and management such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61 and other auditing standards generally accepted in the United States, the corporate governance standards of the New York Stock Exchange, and the Audit Committee’s Charter.
     Based on the above reviews and discussions, we recommended to the Board of Directors that the audited financial statements for the fiscal year ended November 1, 2008 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Walter J. Klein (Chair)	Lloyd E. Campbell	Craig A. Wolfanger

PROPOSAL TO AMEND THE COMPANY’S 2004 EQUITY COMPENSATION PLAN
The Board of Directors unanimously recommends a vote
FOR this proposal (Item 3 on the Proxy Card).
     The Company’s Board of Directors has unanimously determined that the following amendments to the Company’s 2004 Equity Compensation Plan are advisable and has unanimously voted to recommend the amendments to the Company’s shareholders for adoption. The original Plan authorized 3,000,000 shares. The proposed amendments will (i) extend the term of the Plan by two calendar years, through December 31, 2012, and (ii) increase the maximum amount of shares which may be granted under the Plan by up to 2,500,000 shares. If these amendments to the Plan are not approved, then the Plan will remain in effect until it expires by its terms on December 31, 2010.
The proposed amendment will replace Section 2.2 of the Plan in its entirety with the following:
2.2 Shares Available for Awards. As of the date hereof, there are 667,158 shares still available under the Plan from the original authorization. As of this Amendment there will be an additional 2,500,000 shares. Award shares may be issued either from authorized but unissued shares or from shares reacquired by the Company, whether purchased in the open market or in private transactions. Shares subject to issuance under Awards which expire or are cancelled without delivery of shares shall again become available for Awards under the Plan; but shares subject to issuance under Awards which are settled in cash, and shares which are withheld to pay the exercise price or tax withholding with respect to an Award, shall not be available for new Awards.
In addition, the proposed amendment will replace Section 4.2 of the Plan in its entirety with the following:
4.2 Approval; Duration. Subject to the approval of the shareholders of the Company at the Company’s 2004 annual meeting of its shareholders, the Plan shall become effective as of the date of such meeting. Awards may be made from time to time thereafter in the discretion of the Committee, but no Awards shall be made hereunder after December 31, 2012. The Plan shall continue until all shares of Common Stock subject to outstanding Awards have been issued and no Awards remain outstanding.
Currently, the Plan has 667,158 reserved shares available for issuance. The amendments to the Plan you are being asked to approve will extend the term of the Plan by two calendar years and increase the number of shares available for issuance under the Plan by 2,500,000. The extension of the Plan will allow the Company to continue to make the benefits of the Plan available to eligible individuals after the Plan’s currently scheduled termination date. The Board of Directors and management believe these amendments are advisable to assist in the retention and hiring of employees, and to continue to provide our employees with an incentive to contribute to our future success by providing an opportunity to acquire shares of our common stock.
Below is a description of the principal features of the Plan, as proposed to be amended. The only changes proposed to be made to the Plan have been set forth above. This summary, however, does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by references to the full text of the Plan (as proposed to be amended) which is set forth in Appendix A and incorporated herein by reference.
Description of the Plan
The Spartech Corporation 2004 Equity Compensation Plan was originally adopted by the Board of Directors on December 11, 2003. It was then approved by shareholders on March 10, 2004. The Plan was amended and restated effective September 22, 2006.

Purposes of the Plan
The purposes of the Plan are to promote the long-term financial interests of the Company and its shareholders by enhancing the Company’s ability to attract and retain persons eligible to participate in the Plan through incentive compensation opportunities that are competitive with those of other similar companies, and by providing an incentive for the participants in the Plan to identify their interests with those of the Company’s other shareholders through compensation based on the value of the Company’s common stock.
Types of Awards
Awards under the Plan may be in any one or more of the following forms:
•	Stock options/stock-settled stock appreciation rights (“SSARs”), which are rights whose value is based on the appreciation in value of common stock over a specified exercise or base price, such as a right to purchase such shares at the exercise price or a right to receive a net number of shares equal in value to the amount of such appreciation over such exercise or base price.

•	Restricted stock, which consists of shares of common stock issued to a participant subject to certain terms and conditions.

•	Restricted stock units, which give a participant the right to receive shares of common stock at a specified future time subject to certain terms and conditions.
Eligible Recipients; Granting of Awards
Under the Plan, stock options/SSARs and restricted stock may be granted by the Compensation Committee of the Board to any of the employees of the Company or its subsidiaries. Restricted stock units may be granted by the Compensation Committee to any management or highly compensated employee of the Company or its subsidiaries. The Governance Committee of the Board may grant stock options/SSARs (other than incentive stock options), restricted stock or restricted stock units to any non-employee director. In addition, the Plan permits the Board to delegate to one or more officers of the Company the power to grant a limited number of awards to employees of the Company or its subsidiaries other than executive officers or directors of the Company. As of January 30, 2009, approximately 500 employees and eight directors are eligible to receive awards pursuant to the Plan.
The process and procedures involved with granting awards under the Plan are described in detail in the Compensation Discussion and Analysis section.
Shares Subject to the Plan
The maximum number of shares subject to awards under the Plan may not be increased materially without shareholder approval. However, in the event of any stock split, reverse stock split or stock dividend in excess of 5%, or any other recapitalization, combination or exchange affecting the Company’s common stock generally, the number and kind of shares available for issuance under the Plan and any outstanding awards will be appropriately and automatically adjusted.
If a stock option expires or is terminated without being exercised, or if a stock award is forfeited prior to becoming fully vested, the unissued shares may again become subject to being awarded under the Plan. However, shares subject to issuance under awards which are settled in cash or are withheld at the time of exercise to pay the exercise price, or shares which are withheld to pay taxes due upon exercise of an option or vesting of a stock award will not be available for new option grants.
Terms of Individual Awards. All awards under the Plan will be subject to the following limitations:
•	No award to employees may vest earlier than at a rate of 33 1/3% per year from the date of grant, except upon death, disability or retirement of the employee or a change in control of the Company.

•	No individual may receive awards under the Plan during any fiscal year of the Company for more than 2% of the outstanding shares of Common Stock, determined as of the prior fiscal year end.

Subject to these limitations and the other provisions of the Plan, the applicable Committee will determine in each case the persons to receive awards, the particular type of award, the size of the award, and the terms and conditions of each award, including the vesting schedule, the duration of an option, what events (such as termination of employment) will cause the award to terminate prior to exercise or vesting, the manner and timing of payment of the option exercise price or the taxes due upon exercise or vesting, and any restrictions on transfer of the award or the underlying shares.
Stock Options/SSARs. All stock options/SSARs granted under the Plan will be subject to the following limitations:
•	The exercise or base price may not be less than the fair market value of the underlying shares at the time of the grant or if greater, the par value of the shares.

•	The exercise or base price may not be decreased after the stock option/SSAR is granted nor may an outstanding option/SSAR be surrendered as consideration for the grant of a new stock option/SSAR with a lower exercise or base price.

•	No stock option/SSAR shall contain any “reload” provision entitling the optionee or holder to the automatic grant of additional options or rights in connection with any exercise of the original award.
The Committee may determine to grant some stock options as “incentive stock options” under Section 422 of the Internal Revenue Code. An incentive stock option entitles the holder to favorable treatment for federal income tax purposes upon its exercise, as described below. To qualify for treatment as an incentive stock option, a stock option must satisfy the following additional limitations:
•	Members of the Board who are not also employees are not eligible to receive incentive stock options.

•	The maximum term of an incentive stock option is ten years.

•	Incentive stock options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of the original grantee may be exercised only by the grantee.

•	An incentive stock option granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any subsidiary or parent company) must have a maximum term of only five years (rather than ten years) and an exercise price of at least 110% (rather than 100%) of the fair market value of the underlying shares on the grant date.
Restricted Stock
A participant who receives restricted stock will not be able to dispose of the stock until the conditions for vesting, such as continued employment, have been satisfied; but until the conditions are satisfied the participant will have all the other rights of a stockholder with respect to the shares awarded, including the right to vote the shares and to receive dividends on the shares.
Restricted Stock Units/Performance Shares
A participant who receives restricted stock units will have the right to receive, at the end of the restricted period, one share of common stock for each unit (or in the case of performance units, more or less than one share depending on whether and to what extent the Company has achieved the performance goals stated in the award). Until then, the participant will not have any rights of a stockholder, including the right to vote or receive dividends on the underlying shares.
Duration, Amendment and Termination of Plan
No awards may be made under the Plan after December 31, 2012.
The Board may amend or terminate the Plan at any time; however, shareholder approval is required for any amendment which will:

•	Materially increase the maximum number of shares which may be issued pursuant to awards under the Plan,

•	Expand the types of awards that may be granted under the Plan,

•	Materially extend the term of the Plan,

•	Permit the granting of stock options/SSARs at less than fair market value,

•	Permit the repricing of outstanding options/SSARs, or

•	Increase the maximum number of shares which may be granted to any single participant in the Plan.
Any amendment must also comply with the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission. No amendment or termination may adversely affect the rights of any participant under any existing award without the written consent of the participant.
Tax Treatment of Awards
Stock Options. The following general discussion does not purport to describe all of the possible tax effects of the exercise of an option or a disposition of option shares. It assumes that the option is held by the original holder and exercised for cash. The tax effects of exercise of the option may be different if the option is transferred or if the holder surrenders previously-held shares in payment of the exercise price.
•	Non Qualified Stock Options. The issuance of a stock option under the Plan has no tax effects on either the option holder or Company. Upon exercise of a stock option, other than an incentive stock option, the holder recognizes ordinary income in an amount equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price. This income is also subject to Social Security and Medicare taxes. The Company accrues an income tax deduction equal to the amount of income recognized by the holder of the option. The holder’s basis in the shares acquired for purposes of determining capital gain or loss upon a subsequent sale of such shares equals the exercise price of the option. The holder’s holding period in such shares for purposes of determining whether gain or loss realized on a subsequent sale is long or short term capital gain commences on the exercise date of the option.

•	Incentive Stock Options. The grant of an incentive stock option has no tax effects on either the option holder or Company. The exercise of an incentive stock option also has no tax effects on either the option holder or the Company except that the difference between the fair market value of the stock acquired upon exercise of the option and the exercise price of the option is considered in determining the amount, if any, of the holder’s alternative minimum tax liability for the year of exercise. If the holder retains the shares for a period ending two years after the grant of the option or one year after exercise (‘holding period”), whichever is later, the holder will recognize long term capital gain or loss upon on a subsequent sale of the stock in amount equal the difference between the amount paid for the stock and the exercise price of the option. If the holder disposes of the shares before the end of the holding period, the holder will recognize ordinary income in an amount equal to the difference between the exercise price of the option and the lesser of the amount paid by the purchaser for the stock (or the fair market value of the stock on the date of exercise if it disposed of as a gift) or the fair market value of the stock on the date of exercise. This amount is not subject to Social Security and Medicare taxes. The Company does accrue an income tax deduction for the amount of ordinary income recognized by the holder upon disposition of the stock before the end of the holding period. If the stock is sold for more than the fair market value of the stock on the date of exercise, the difference between the amount paid for the stock and the fair market value of the stock on the date of exercise is taxed to the holder as capital gain. If the stock is sold for less than the exercise price, the difference between the exercise price and the sale price is a capital loss. The holding period for determining whether the capital gain or loss is long or short term commences on the date the option is exercised.

•	Restricted Stock. Generally, a grant of restricted stock will not be taxable to the grantee or deductible by the Company. The fair market value of the stock on the date it vests is taxed as ordinary income to the grantee . This income is subject to Social Security and Medicare taxes. It is also deductible by the Company. The grantee’s basis in the shares equals the fair market value of the shares on the vesting date. The grantee’s holding period in the shares for purposes of determining whether gain or loss recognized upon a subsequent sale of the shares is long or short term capital gain commences on the vesting date. The grantee may make an election, called a “83(b) election” to be taxed on the fair market value of the stock as of the grant date. The grantee must make this election within thirty days of the grant. If the grantee makes an 83(b) election with respect to a grant of restricted stock, the value of the stock on the grant date is taxable to the grantee for the year of grant, his or her tax basis in the shares of restricted stock equals the fair market value of the shares on the grant date, and the grantee’s holding period in the shares for purposes of determining whether capital gain or loss recognized upon a subsequent sale of the shares is short or long term commences as of the grant date. The Company accrues a corresponding income tax deduction for income recognized by a grantee pursuant to an 83(b) election. If the grantee makes an 83(b) election and the stock is forfeited or its value declines, no tax deduction or benefit is available to the grantee under these circumstances.

•	Restricted Stock Units (including Performance Units) and SSARs. The value of shares received in settlement of restricted stock units and SSARs is taxable to the grantee as ordinary income at the time such shares are transferred to the grantee. This amount is also subject to Social Security and Medicare taxes. The Company accrues a corresponding income tax deduction at the time and in the amount equal to the income recognized by the grantee.
This is a general description of the Federal income, Social Security and Medicare consequences of awards under the 2004 Equity Compensation Plan. It does not address state income tax consequences. Because the tax effects depend on an individual’s personal tax situation, a participant should consult with a qualified tax advisor regarding how participation impacts his or her individual tax situation.
The Board of Directors recommends a vote FOR this proposal.

PROPOSALS OF SHAREHOLDERS
     Proposals of shareholders intended for inclusion in the Company’s proxy statement for the 2010 Annual Meeting must be received by the Company no later than October 12, 2009. In addition, if a shareholder fails to notify the Company on or before December 24, 2009 of a proposal which such shareholder intends to present at the Company’s 2010 Annual Meeting other than through inclusion of such proposal in the Company’s proxy materials for the meeting, then management proxies may use their discretionary voting authority with respect to such proposal if it is presented at the meeting.
     Shareholders are urged to sign, date, and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. Your cooperation is appreciated.

By Order of the Board of Directors

[signature]
[Michael G. Marcely]
February 8, 2009	Assistant Secretary

Appendix A
Spartech Corporation
2004 Equity Compensation Plan
Article I
Purpose And Definitions
     1.1 Purpose. This Spartech Corporation 2004 Equity Compensation Plan (the “Plan”) has been established by Spartech Corporation (the “Company”) to promote the long-term financial interest of the Company and its shareholders by (i) enhancing the Company’s ability to attract and retain persons eligible to participate in the Plan, through incentive compensation opportunities that are competitive with those of other similar companies, and (ii) providing an incentive for the participants in the Plan to identify their interests with those of the Company’s other shareholders, through compensation based on the value of the Company’s Common Stock.
     1.2 Definitions.
     “Award” means a right granted to an Eligible Person to receive Options/Stock-Settled Stock Appreciation Rights, Restricted Stock or Restricted Stock Units pursuant to the Plan.
     “Board” means the Board of Directors of the Company.
     “Committee” means (i) the Governance Committee of the Board with respect to Awards to members of the Board in their capacity as directors of the Company, or (ii) the Compensation Committee of the Board with respect to all other Awards.
     “Common Stock” means the authorized common stock of the Company, subject to any adjustments under Section 2.3.
     “Company” has the meaning stated in Section 1.1.
     “Eligible Person” means:
(i)	An employee of the Company or any of its Subsidiaries, with respect to Awards of Options/Stock-Settled Stock Appreciation Rights or Restricted Stock; or

(ii)	A management or highly compensated employee of the Company or any of its Subsidiaries, with respect to Awards of Restricted Stock Units; or

(iii)	A non-employee member of the Board, with respect to Awards of Options/Stock-Settled Stock Appreciation Rights (other than Incentive Stock Options), Restricted Stock, or Restricted Stock Units.
     “Incentive Stock Option” means an Option/Stock-Settled Stock Appreciation Right which is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Internal Revenue Code.
     “Option/Stock-Settled Stock Appreciation Right” means a right whose value is based on the appreciation in value of a specified number of shares of Common Stock over a specified exercise or base price, such as a right to purchase such shares at the exercise price or a right to receive a net number of shares equal in value to the amount of such appreciation over such exercise or base price.
     “Participant” means an Eligible Person who has received an Award under the Plan.
     “Performance Units” means Restricted Stock Units wherein the number of shares to be received is based on whether and to what extent the Company’s performance has achieved certain performance goals stated in the Award.
     “Plan” has the meaning stated in Section 1.1.
     “Restricted Stock” means shares of Common Stock issued subject to certain terms and conditions stated in the Award.
     “Restricted Stock Units” means a right to receive a specified number of shares of Common Stock in the future subject to certain terms and conditions stated in the Award.
     “Subsidiary” means a corporation, limited liability company, partnership, joint venture or other business entity of which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company, and any other business venture designated by the Committee in which the Company has a significant interest as determined in the discretion of the Committee.
Article II
Granting of Awards
     2.1 Participation. Subject to the other terms and conditions of the Plan, the Committee shall determine and designate, from time to time in its sole discretion, from among the Eligible Persons, those persons who will be granted one or more Awards under the Plan and who will thereby become Participants in the Plan. The Committee shall also approve the names of all persons to whom Awards are proposed to be made, and shall determine, within the limits set forth in the Plan, the type of Award, the maximum number of shares to be issued pursuant to the Award, the exercise price (if any) to be paid by the Participant, the vesting schedule (if any), and the other terms and conditions of any Award to be granted hereunder. The Committee may receive the recommendations of the officers and managers of the Company with respect thereto.
     2.2 Shares Available for Awards. As of the date hereof, there are 667,158 shares still available under the Plan from the original authorization. As of this Amendment there will be an additional 2,500,00 shares. Award shares may be issued either from authorized but unissued shares or from shares reacquired by the Company, whether purchased in the open market or in private transactions. Shares subject to issuance under Awards which expire or are cancelled without delivery of shares shall again become available for Awards under the Plan; but shares subject to issuance under Awards which are settled in cash, and shares which are withheld to pay the exercise price or tax withholding with respect to an Award, shall not be available for new Awards.
     2.3 Adjustments to Shares. Upon any stock split, reverse stock split or stock dividend in excess of 5%, or any other recapitalization, combination or exchange affecting the Common Stock generally, the number and kind of shares of Common Stock available for issuance under the Plan shall be appropriately and automatically adjusted. The Committee may in its discretion provide for similar adjustments of outstanding Awards upon any of such events or in the event of any other combination or exchange of shares, spin-off, split-up, merger or consolidation or similar event affecting the Common Stock generally, in order to preserve the benefits or potential benefits of the Awards.
     2.4 Limitation on Individual Grants. No Participant may receive Awards under the Plan during any fiscal year of the Company for more than 2% of the shares of Common Stock outstanding (i.e. excluding treasury shares) as of the end of the Company’s previous fiscal year.
     2.5 Limited Delegation of Authority. Notwithstanding Section 2.1 or any other provision of the Plan, the Board may, from time to time by express resolution, pursuant to section 157(c) of the Delaware General Corporation Law and subject to such limitations as are set out in such section or included in such Board resolution, authorize one or more officers of the Company to do one or both of the following: (i) designate Eligible Persons other than the Company’s executive officers and directors to be recipients of Awards and (ii) determine the type and size of Awards to be received by such Eligible Persons.
Article III
Terms Of Awards
     3.1 Types Of Awards. Subject to the provisions of the Plan and applicable laws and regulations, Awards may be made in the form of (i) Options/Stock-Settled Stock Appreciation Rights, (ii) Restricted Stock, or (iii) Restricted Stock Units. The terms and conditions of each Award shall be determined by the Committee in its sole discretion and may include, by way of example, continued service with the Company for a stated period of time and/or the attainment of stated performance goals by the Participant, the Company or any business unit thereof.
     3.2 Terms of Options/Stock-Settled Stock Appreciation Rights.
     (a) With respect to each Option/Stock-Settled Stock Appreciation Right, the Committee shall determine in its discretion the terms of the Award, including without limitation:

(i)	The exercise or base price per share, provided that the exercise or base price shall not be less than the fair market value of the shares subject to the Award on the date the Award is granted, or if greater, the par value of the shares. Except as incidental to adjustments under Section 2.3, the exercise or base price of an outstanding Option/Stock-Settled Stock Appreciation Right may not be decreased after the date of grant, nor may an outstanding Option/Stock-Settled Stock Appreciation Right be surrendered to the Company as consideration for the grant of a new Option/Stock-Settled Stock Appreciation Right with a lower exercise or base price.

(ii)	The times at which any Option/Stock-Settled Stock Appreciation Right granted hereunder may be exercised, including the times at which, and/or the conditions subject to which, the Option/Stock-Settled Stock Appreciation Right will first become exercisable in whole or in part, which may include, by way of example and not limitation, continued service with the Company for a stated period of time and/or the attainment of stated performance goals by the Participant, the Company or any business unit thereof.

(iii)	Such other terms as the Committee may deem appropriate, including without limitation the procedures for exercising the Option/Stock-Settled Stock Appreciation Right, the manner of payment of the exercise price and any tax withholding obligations, and any restrictions on the exercise or transfer of the Option/Stock-Settled Stock Appreciation Right or on the transfer of the underlying Shares.

(iv)	No Option/Stock-Settled Stock Appreciation Right granted under the Plan shall contain any “reload” provision entitling the optionee or holder to the automatic grant of additional options or rights in connection with any exercise of the original Award.
     3.3 Terms of Incentive Stock Options. In addition to the other provisions of the Plan, Incentive Stock Options shall be subject to all laws and regulations from time to time applicable to “incentive stock options,” and shall be subject to the following specific provisions:
(i)	Members of the Board who are not also employees may not receive Incentive Stock Options.

(ii)	No Incentive Stock Option shall be exercisable in whole or in part later than the day preceding the 10th anniversary of the grant date.

(iii)	Incentive Stock Options may not be transferred other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Participant to whom it is granted only by such Participant.

(iv)	An Incentive Stock Option granted to a person who at the time of the grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent company (A) shall have an exercise price at least 110% of the fair market value of the shares subject to the Incentive Stock Option on the date the Incentive Stock Option is granted and (B) shall not be exercisable after the expiration of five years from the date the Incentive Stock Option is granted.

To the extent that an Incentive Stock Option does not meet the requirements of Section 422(b) of the Internal Revenue Code the Award shall not be void but shall be treated as an Option/Stock-Settled Stock Appreciation Right other than an Incentive Stock Option. No Participant shall have any claim for damages or any other recourse against the Company, the Board or the Committee because of the failure of any Option/Stock-Settled Stock Appreciation Right to be an “incentive stock option.”
     3.4 Rights of Holders of Restricted Stock. Except as otherwise provided in an individual Award, a Participant who receives Restricted Stock shall have all rights as a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions.
     3.5 Rights of Holders of Restricted Stock Units. Subject to the restrictions set forth in an individual Award, a Participant who receives Restricted Stock Units shall be eligible to receive, at the expiration of the applicable restricted period, one share of Common Stock for each Restricted Stock Unit awarded (or in the case of Performance Units, more or less than one share depending on whether and to what extent the Company’s performance has achieved the performance goals stated in the Award), at which time the Company shall issue to each such Participant that number of shares of Common Stock. Except as otherwise provided in an individual Award, a Participant who receives Restricted Stock Units shall have no rights as a stockholder with respect to such Restricted Stock Units until such time as shares for such Common Stock are issued to the Participant.
     3.6 Vesting. Awards to employees of the Company or a Subsidiary may not vest earlier than at a rate of 33-1/3% per year from the date of grant, except upon the death, disability or retirement of the employee or a change in control of the Company.
     3.7 Awards to Be in Writing. The grant, terms and conditions of each Award shall be evidenced by a written agreement or other written documentation, a copy of which shall be provided to the Participant. The Committee may require the Participant to execute such agreement or otherwise accept the grant and terms as a condition of the Award. In the event of any irreconcilable inconsistency between the provisions of the Plan and the terms or conditions of an Award, the provisions of the Plan shall govern.
     3.8 Limitation of Implied Rights. Neither a Participant nor any other person shall acquire any right in or title to any assets, funds or property of the Company or any Subsidiary by reason of participation in the Plan or the grant of any Award. Neither the Plan nor any Award will constitute a contract of employment or give any Eligible Person any right to be retained in the employ of the Company or a Subsidiary. No Eligible Person or Participant will have any right under the Plan or any Award or as a shareholder of the Company except to the extent such right has accrued under the terms of the Plan and the Award.
Article IV
Administration; Term And Amendment
     4.1 Administration. The Plan shall be administered by the Committee, which may in its discretion interpret the Plan; establish, amend and rescind rules and regulations, forms, notices and agreements relating to the Plan; and make all determinations necessary or advisable for the operation of the Plan. Subject to the provisions of the Plan, the charter and bylaws of the Company and applicable laws, all ultimate powers of approval shall be vested in the Committee as a body, and the Committee shall have absolute and final discretion with respect to all determinations under the Plan.
     4.2 Approval; Duration. Subject to the approval of the shareholders of the Company at the Company’s 2004 annual meeting of its shareholders, the Plan shall become effective as of the date of such meeting. Awards may be made from time to time thereafter in the discretion of the Committee, but no Awards shall be made hereunder after December 31, 2010. The Plan shall continue until all shares of Common Stock subject to outstanding Awards have been issued and no Awards remain outstanding.
     4.3 Amendments and Termination. The Board may at any time amend or terminate the Plan; provided that no amendment may, without the further approval of the Company’s shareholders, (i) materially increase the maximum amount of Common Stock that may be issued pursuant to Awards hereunder (except for adjustments under Section 2.3), or (ii) expand the types of Awards that may be granted, or (iii) materially extend the term of the Plan, or (iv) permit the granting of Options/Stock-Settled Stock Appreciation Rights with an exercise or base price less than fair market value, or (v) permit the repricing of outstanding Options/Stock-Settled Stock Appreciation Rights (except for adjustments under Section 2.3), or (vi) increase the maximum number of shares which may be granted to any single Participant. Any amendment shall comply with all applicable rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission. No amendment or termination may adversely affect the rights of any Participant which exist on the date the amendment or termination becomes effective, without the written consent of the Participant.
Adopted by the Board of Directors December 11, 2003.
Approved by the Shareholders March 10, 2004.
Amended by the Board of Directors September 22, 2006.

The Board of Directors recommends a vote “FOR” each of the proposals.

Please mark your votes as indicated in this example	☒

		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
ITEM 1.	Election of Directors.	☐	☐	☐	ITEM 2.	Ratification of selection of Independent Registered Public Accounting Firm.	☐	☐	☐

	Nominees: 01 Victoria M. Holt 02 Walter J. Klein 03 Craig A. Wolfanger				ITEM 3.	Amendment of the Company’s 2004 Equity Compensation Plan to Extend the Term of the Plan and Increase the Number of Shares Available for Issuance under the Plan.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)					ITEM 4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein.

*Exceptions	YOUR VOTE IS IMPORTANT TO US.
PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT
PROMPTLY IN THE ACCOMPANYING ENVELOPE.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time
on                                         , 2009

SPARTECH CORPORATION

INTERNET
http://www.proxyvoting.com/seh
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

41927

SPARTECH CORPORATION PROXY
2009 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Myles S. Odaniell and Randy C. Martin, and each of them, with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the Annual Meeting of Shareholders of Spartech Corporation (“the Company”) to be held at the Sheraton Clayton Plaza Hotel, 7730 Bonhomme Avenue, St. Louis, Missouri 63105 on Wednesday, March 11, 2009, commencing at 8 a.m. CST, and at any and all adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote with respect to the following matters, all as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated February 8, 2009.
     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2 AND 3, AND IN ACCORDANCE WITH THEIR BEST JUDGMENT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O . BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

▲	FOLD AND DETACH HERE	▲

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
41927

PRINT AUTHORIZATION	(THIS BOXED AREA DOES NOT
To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013

SIGNATURE:	DATE:	TIME:

Registered Quantity (common)   20   Broker Quantity   0